                                                              Exhibit 10.2(1)(a)

                                BELO SAVINGS PLAN

                As Amended and Restated Effective August 1, 2004

                                BELO SAVINGS PLAN

      Belo Corp., a Delaware corporation, amends and completely restates the Belo Savings Plan as provided herein, generally effective as of August 1, 2004. The Plan is a profit sharing plan with a cash or deferred arrangement intended to qualify under Code section 401(a) and to meet the requirements of Code section 401(k). The Company has entered into trust agreements with Fidelity Management Trust Company and Wells Fargo Bank, N.A. that provide for the investment and reinvestment of the assets of the Plan. Effective January 1, 1998, the Journal Qualified Compensation Deferral Plan, the Journal Broadcasting 401(k) Plan, the Copley/Colony, Inc. Retirement Plan, the Press-Enterprise Tax Deferred Savings Plan and the Gleaner and Journal Publishing Co. 401(k) Retirement Plan, each of which is a qualified defined contribution plan sponsored by a direct or indirect wholly-owned subsidiary of the Company, were merged with and into the Plan. The Copley/Colony, Inc. Retirement Plan holds benefits for certain deferred vested participants and does not cover any active employees of the Company or any of its subsidiaries.

      Individuals who were Employees on June 30, 2000, and who were eligible to participate in The G. B. Dealey Retirement Plan (the "Pension Plan") or who became eligible to participate in the Pension Plan upon completing the Pension Plan eligibility requirements were offered an election to waive participation in and cease accruing benefits under the Pension Plan, generally effective as of June 30, 2000. Those Employees who elected to cease accruing benefits or waive participation in the Pension Plan are eligible to receive enhanced benefits under this Plan. In addition, Employees hired or rehired on or after July 1, 2000, who otherwise satisfy the Plan's eligibility requirements are eligible to receive the enhanced benefits provided under the Plan. Employees who continue to accrue benefits under the Pension Plan on or after July 1, 2000, are not eligible for enhanced benefits under the Plan. The foregoing changes did not apply to Employees covered by a collective bargaining agreement with the Providence Newspaper Guild ("Guild Employees"). Guild Employees continued to be eligible to participate in and accrue benefits under the Pension Plan after June 30, 2000, in accordance with the terms of the Pension Plan applicable to Guild Employees. Guild Employees participated in the Journal-Guild 401(k) Plan and were not eligible to participate in the Plan.

      Effective July 31, 2004, contributions to the Journal-Guild 401(k) Plan will be completely discontinued, and Guild Employees will be eligible to participate in the Plan. Individuals who are Guild Employees immediately prior to August 1, 2004, have been offered the choice of either (i) participating in and accruing benefits under the provisions of the Pension Plan generally applicable to Employees other than Guild Employees or (ii) ceasing to accrue benefits under the Pension Plan altogether effective July 31, 2004. Those Guild Employees who cease to accrue benefits under the Pension Plan altogether and Guild Employees hired or rehired on or after August 1, 2004, will be eligible to receive enhanced benefits under this Plan, while those Guild Employees who continue to participate in and accrue benefits under the Pension Plan will not be eligible for such enhancements.

      Except as otherwise specifically provided in the Plan, the provisions of the Plan as amended and restated herein will apply to each Employee who completes an Hour of Service after July 31, 2004; provided, however, that an Employee's benefit which is protected from being decreased or eliminated in any respect under Code section 411(d)(6), and the Employee's vested interest in such benefit, will not be less under the terms of the Plan set forth below than under the terms of the Plan as in effect on July 31, 2004. In addition, the benefit of each Participant who terminated employment on or before July 31, 2004, and who did not again become an Employee after that date will be determined under the terms of the Plan in effect on July 31, 2004.

      Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.

                                TABLE OF CONTENTS

                                                                                                              Page
ARTICLE 1    DEFINITIONS...................................................................................     1

ARTICLE 2    PARTICIPATION.................................................................................    10

ARTICLE 3    CONTRIBUTIONS.................................................................................    14

ARTICLE 4    ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.........................................................    19

ARTICLE 5    VESTING.......................................................................................    21

ARTICLE 6    DISTRIBUTIONS TO PARTICIPANTS.................................................................    23

ARTICLE 7    DISTRIBUTIONS TO BENEFICIARIES................................................................    30

ARTICLE 8    PROVISIONS REGARDING COMPANY STOCK............................................................    32

ARTICLE 9    ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT................................................    33

ARTICLE 10   LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS TO PARTICIPANTS' ACCOUNTS........................    37

ARTICLE 11   RESTRICTIONS ON DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES...............................    50

ARTICLE 12   TOP-HEAVY PROVISIONS..........................................................................    52

ARTICLE 13   ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS..................................................    57

ARTICLE 14   AMENDMENT OF THE PLAN.........................................................................    58

ARTICLE 15   TERMINATION, PARTIAL TERMINATION AND COMPLETE DISCONTINUANCE OF CONTRIBUTIONS.................    59

ARTICLE 16   MISCELLANEOUS.................................................................................    60

                                       (i)

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 "Account" means the records, including subaccounts, maintained by the Committee in the manner provided in Article 4 to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the Participant's Deferral Contribution Account, Matching Contribution Account, Profit Sharing Account and Rollover Account.

      1.2   "Belo Stock Fund" means the investment fund established under
Section 3.6, the assets of which consist of shares of Company Stock.

      1.3 "Beneficiary" means the one or more persons or entities entitled to receive distribution of a Participant's interest in the Plan in the event of his death as provided in Article 7.

      1.4 "Board of Directors" or "Board" means the Board of Directors of the Company.

      1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      1.6 "Committee" or "Administrative Committee" means the Committee appointed under Article 9.

      1.7 "Company" means Belo Corp., a Delaware corporation (formerly A. H. Belo Corporation).

      1.8   "Company Stock" means Series A Common Stock and Series B Common
Stock.

      1.9 "Compensation" means the base pay, overtime pay, shift differential pay, premium pay, bonuses (including termination bonuses paid in a lump sum at termination of employment) and commissions paid to an Employee by the Participating Employers for services performed for the Participating Employers, excluding (i) any awards (other than annual incentive compensation awards), whether paid in cash, Company Stock or any other medium, under the Belo 2004 Executive Compensation Plan or any other long term incentive compensation plan and (ii) any other form of remuneration. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section
125. The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, and ending before January 1, 2002, as adjusted in regulations prescribed by the Secretary of the Treasury. The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year beginning after December 31, 2001, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17). For Plan Years beginning before January 1, 1997, for purposes of applying the $200,000 and $150,000 limits set forth in the preceding sentence, if an Employee is a Highly Compensated Employee (as defined in Section 10.2(n)) who is either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. The limitation on Compensation will be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section, the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question. The annual Compensation of an Employee who is covered by a collective bargaining agreement will also be subject to any applicable limit on the amount of such Compensation that may be taken into account for purposes of the Plan.

      1.10 "Controlled Group" means the Company and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection
(c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

      1.11 "Controlled Group Member" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.

      1.12 "Deferral Contribution" means the amount of a Participant's Compensation that he elects to have contributed to the Plan by the Participating Employers rather than paid to him directly in cash.

      1.13 "Deferral Contribution Account" means the Account established for each Participant, the balance of which is attributable to the Participant's Deferral Contributions and earnings and losses of the Trust Fund with respect to such contributions.

      1.14  "Effective Date" means August 1, 2004.

      1.15 "Employee" means any individual who is: (i) employed by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee, or (ii) "a leased employee" of a Controlled Group Member within the meaning of Code section 414(n)(2) but only for purposes of the requirements of Code section 414(n)(3).

      For purposes of this Section, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization") has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member's nonhighly compensated work force (within the meaning of Code section 414(n)(5)(C)(ii)), and (b) such leased employee is covered by a money purchase plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Compensation,
(ii) immediate participation and (iii) full and immediate vesting.

      1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.17 "Guild Employee" means an Employee who is covered by a collective bargaining agreement with the Providence Newspaper Guild.

      1.18 "Hour of Service" means each hour credited in accordance with the following rules:

            (a) Credit for Services Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties.

            (b) Credit for Periods in Which No Services Are Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); except that (i) no more than 501 Hours of Service will be credited under this subsection (b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year), (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed will not be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws, and (iii) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection (b), an Employee will be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis) for each week (or day) during the period of time during which no duties are performed; except that an Employee will not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during the period or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis).

            (c) Credit for Back Pay. An Employee will be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more Controlled Group Members; except that an hour will not be credited under both subsection (a) or
(b), as the case may be, and this subsection (c), and Hours of Service credited under this subsection (c) with respect to periods described in subsection (b) will be subject to the limitations and provisions under subsection (b).

            (d) Credit for Certain Absences. If an Employee is absent from work on or after the Effective Date for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee will be credited with Hours of Service (solely for the purpose of determining whether he has a One Year Break in Service under the
Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this subsection (d) by reason of any pregnancy, birth or placement will not exceed 501 Hours of Service. Such Hours of Service will be credited (i) only in the one-year computation period (determined under Section 1.35) in which the absence from work begins, if the Employee would be prevented from incurring a One Year Break in Service in such period solely because the period of absence is treated as Hours of Service pursuant to this subsection (d), or (ii) in any other case, in the immediately following one-year computation period. Hours of Service will not be credited to an Employee under this subsection (d) unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the Employee's absence from work is for a reason specified in this subsection (d) and the number of days for which there was such an absence.

            (e) Manner of Counting Hours. No hour will be counted more than once or be counted as more than one Hour of Service even though the Employee may receive more than straight-time pay for it. With respect to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service will be credited on the basis of 10 Hours of Service daily, 45 Hours of Service weekly, 95 Hours of Service semi-monthly, or 190 Hours of Service monthly, if the Employee's compensation is determined on a daily, weekly, semi-monthly or monthly basis, respectively, for each period in which the Employee would be credited with at least one Hour of Service under this section. Except as otherwise provided in subsection (d), Hours of Service will be credited to eligibility and vesting computation periods in accordance with the provisions of 29 C.F.R. Section 2530.200b-2, which provisions are incorporated in this Plan by reference.

      1.19 "Matching Contribution Account" means the Account established for each Participant, the balance of which is attributable to Participating Employer matching contributions made pursuant to Article 3 and earnings and losses of the Trust Fund with respect to such contributions.

      1.20 "One Year Break in Service" means a period of at least 12 consecutive months in which an Employee is absent from service. A One Year Break in Service will begin on the Employee's termination date (as defined in Section 1.35) and will end on the day on which the Employee again performs an Hour of Service for a Controlled Group Member.

            If an Employee who is absent from work with a Controlled Group Member because of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) caring for such child immediately following such birth or placement, will be absent for such reason beyond the first anniversary of the first date of his absence, his period of absence, solely for purposes of preventing a One Year Break in Service, will commence on the second anniversary of the first day of his absence from work. The period of absence from work between the first and second anniversaries of the first date of his absence from work will not be taken into account in determining whether the Employee has completed a Year of Service. The provisions of this paragraph will not apply to an Employee unless the Employee furnishes to the Committee such timely information that the Committee may reasonably require to establish
(i) that the absence from work is for one of the reasons specified in this paragraph and (ii) the number of days for which there was such an absence.

            Notwithstanding the foregoing, if an Employee is classified as a part-time Employee in accordance with standard personnel practices of his Participating Employer and is subject to the 1,000 Hour of Service requirement of Section 1.35, the term `One Year Break in Service' means a 12 consecutive month computation period (determined under Section 1.35) in which the Employee fails to complete more than 500 Hours of Service.

      1.21 "Participant" means an Employee or former Employee who has met the applicable eligibility requirements of Article 2 and who has not yet received a distribution of the entire amount of his vested interest in the Plan. In addition, the term "Participant" will include any other Employee of a Participating Employer who makes a Rollover Contribution, provided, however, that the provisions of Article 3 (other than Section 3.7) and Article 10 will not apply to such Employee until he has met the applicable eligibility requirements of Article 2.

      1.22 "Participating Employer" means each Controlled Group Member set forth on Appendix A and any other Controlled Group Member or organizational unit of the Company or a Controlled Group Member which is designated as a Participating Employer under the Plan by the Board of Directors.

      1.23 "Pension Investment Committee" means the Belo Pension Investment Committee.

      1.24 "Plan" means the Belo Savings Plan set forth herein, as amended from time to time.

      1.25 "Plan Year" means the period with respect to which the records of the Plan are maintained, which will be the 12-month period beginning on January 1 and ending on December 31.

      1.26 "Profit Sharing Account" means the Account established for each Participant, the balance of which is attributable to Participating Employer profit sharing contributions made pursuant to Article 3 and earnings and losses of the Trust Fund with respect to such contributions.

      1.27 "Qualified Plan" means an employee benefit plan that is qualified under Code section 401(a).

      1.28 "Rollover Account" means the Account established for each Participant, the balance of which is attributable to the Participant's rollover contributions made pursuant to Article 3 and earnings and losses of the Trust Fund with respect to such contributions.

      1.29 "Series A Common Stock" means the Series A Common Stock, par value $1.67 per share, of the Company.

      1.30 "Series B Common Stock" means the Series B Common Stock, par value $1.67 per share, of the Company.

      1.31 "Trust Agreement" means the agreement or agreements executed by the Company and the Trustee which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.

      1.32 "Trust Fund" means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

      1.33 "Trustee" means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee, and any duly appointed successor.

      1.34 "Valuation Date" means the date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The assets of the Trust Fund will be valued as of the close of business on each day on which the New York Stock Exchange is open for trading.

      1.35 "Year of Service" means each period of 365 days (determined by aggregating periods of service that are not consecutive) beginning on the date an Employee is first credited with an Hour of Service (or is again credited with an Hour of Service following his reemployment) and ending on the earlier of (i) the date on which the Employee quits, retires, is discharged or dies or (ii) the first anniversary of the date on which the Employee is absent from service with a Controlled Group Member for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff (the earlier of such dates is hereafter referred to as the Employee's "termination date"). An Employee's period of service for purposes of determining a Year of Service will include each period in which the Employee is absent from service for less than 12 months (measured from the Employee's termination date) and any periods during which he is in the service of the armed forces of the United States and his reemployment rights are guaranteed by law, provided he returns to employment with a Controlled Group Member within the time such rights are guaranteed.

            Notwithstanding the foregoing, if an Employee is classified as a part-time or irregularly scheduled Employee in accordance with standard personnel practices of his Participating Employer, the term `Year of Service' means, solely for purposes of satisfying the eligibility requirements of Section 2.1, the completion of 1,000 Hours of Service during the 12 consecutive months beginning on the date the Employee first performs an Hour of Service, or during the 12 consecutive months beginning on any anniversary of such date.

            If a part-time Employee who is subject to the 1,000 Hour of Service requirement of this Section transfers to full-time status, his service for the computation period in which the transfer occurs (but not for prior computation periods) will be determined under the elapsed time method, or if more favorable to the Employee, on the basis of his Hours of Service completed as of the date of such transfer. If a full-time Employee transfers to part-time status and becomes subject to the 1,000 Hour of Service requirement of this Section, he will receive credit for service under the elapsed time method through the date of the transfer, and his service during the computation period in which the transfer occurs will be credited on the basis of Hours of Service (with any fractional year prior to the date of transfer converted to hours on the basis of 190 Hours of Service for each month in which the Employee was credited with at least one Hour of Service).

            In determining whether an Employee of WWL-TV, Inc., a Delaware corporation ("WWL-TV"), has completed a Year of Service for purposes of eligibility to participate under Section 2.1, each such Employee who became an employee of WWL-TV on June 1, 1994, and who immediately prior to that date was an employee of Rampart Operating Partnership, a partnership organized under the laws of the State of Louisiana ("Rampart"), will receive credit for an Hour of Service for each hour for which the Employee was paid or entitled to payment by Rampart or any affiliate of Rampart determined in accordance with Section 1.18 and will receive credit for his period of employment with Rampart or any affiliate of Rampart calculated in the same manner as if it had been employment with a Controlled Group Member.

            In determining whether an Employee of Bryan-College Station Eagle, Inc., a Delaware corporation ("Bryan-College Station"), has completed a Year of Service for purposes of eligibility to participate under Section 2.1, each such Employee who became an employee of Bryan-College Station on December 26, 1995, and who immediately prior to that date was an employee of Worrell Enterprises, Inc. ("Worrell") or Eagle Publishing Limited Partnership ("Eagle Publishing"), or any affiliate of either company, will receive credit for an Hour of Service for each hour for which the Employee was paid or entitled to payment by Worrell, Eagle Publishing or any affiliate of either company determined in accordance with Section 1.18 and will receive credit for his period of employment with Worrell, Eagle Publishing or any affiliate of either company calculated in the same manner as if it had been employment with a Controlled Group Member.

            In determining whether an Employee of Owensboro Messenger-Inquirer, Inc., a Delaware corporation ("Owensboro"), has completed a Year of Service for purposes of eligibility to participate under Section 2.1, each such Employee who became an employee of Owensboro on January 1, 1996, and who immediately prior to that date was an employee of Owensboro Publishing Company ("OPC"), will receive credit for an Hour of Service for each hour for which the Employee was paid or entitled to payment by OPC or any affiliate of OPC determined in accordance with
Section 1.18 and will receive credit for his period of employment with OPC or any affiliate of OPC calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee who became an employee of KMOV-TV, Inc. on June 2, 1997, and who immediately prior to that date was an employee of Viacom Broadcasting of Missouri, Inc. ("Viacom") will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by Viacom or any affiliate of Viacom determined in accordance with Section 1.18 and will receive credit for his period of employment with Viacom or any affiliate of Viacom calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee who became an employee of Henderson Gleaner, Inc. on March 31, 1997, and who immediately prior to that date was an employee of Gleaner and Journal Publishing Co. will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by Gleaner and Journal Publishing Co. or any affiliate of Gleaner and Journal Publishing Co. determined in accordance with Section 1.18 and will receive credit for his period of employment with Gleaner and Journal Publishing Co. or any affiliate of Gleaner and Journal Publishing Co. calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee (including a Guild Employee) who was an employee of The Providence Journal Company or any affiliate of The Providence Journal Company on February 28, 1997, prior to its merger with and into Belo Holdings, Inc. will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by The Providence Journal Company or any affiliate of The Providence Journal Company determined in accordance with Section 1.18 and will receive credit for his period of employment with The Providence Journal Company or any affiliate of The Providence Journal Company calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee who was an employee of Press-Enterprise Company or any affiliate of Press-Enterprise Company on July 25, 1997, will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by Press- Enterprise Company or any affiliate of Press-Enterprise Company determined in accordance with Section 1.18 and will receive credit for his period of employment with Press-Enterprise Company or any affiliate of Press-Enterprise Company calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee who became an employee of KENS-TV, Inc. on October 15, 1997, and who immediately prior to that date was an employee of Harte-Hanks Communications, Inc. will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by Harte-Hanks Communications, Inc. or any affiliate of Harte-Hanks Communications, Inc. determined in accordance with Section 1.18 and will receive credit for his period of employment with Harte-Hanks Communications, Inc. or any affiliate of Harte-Hanks Communications, Inc. calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee who became an employee of KVUE Television, Inc., a Delaware corporation, on June 1, 1999, and who immediately prior to that date was an employee of KVUE Television, Inc., a Michigan corporation, will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by KVUE Television, Inc., a Michigan corporation, or any of its affiliates, determined in accordance with Section 1.18 and will receive credit for his period of employment with KVUE Television, Inc., a Michigan corporation, or any of its affiliates, calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee who became an employee of KTVK, Inc., a Delaware corporation, on November 1, 1999, and who immediately prior to that date was an employee of MAC America Communications, Inc., an Arizona corporation, will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by MAC America Communications, Inc., an Arizona corporation, or any of its affiliates determined in accordance with Section 1.18 and will receive credit for his period of employment with MAC America Communications, Inc., an Arizona corporation, or any of its affiliates, calculated in the same manner as if it had been employment with a Controlled Group Member.

            An Employee who was an employee of Denton Publishing Company, a Texas corporation, on July 1, 1999, will receive credit for an Hour of Service for each hour for which such Employee was paid or entitled to be paid by Denton Publishing Company, a Texas corporation, or any of its affiliates determined in accordance with Section 1.18 and will receive credit for his period of employment with Denton Publishing Company, a Texas corporation, or any of its affiliates calculated in the same manner as if it had been employment with a Controlled Group Member.

                                    ARTICLE 2

                                  PARTICIPATION

      2.1   Eligibility to Participate.

            (a)   Deferral Contributions.

                  (i) General Rule. Each Employee who is not a Participant as of July 31, 2004, will become a Participant and may authorize Deferral Contributions to the Plan as of the first payroll period beginning on or after the latest of (A) August 1, 2004, (B) the date on which the Employee first completes an Hour of Service and (C) the date on which he has attained age 21, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer. An Employee who becomes a Participant pursuant to this
Section 2.1(a) will not be eligible for Participating Employer matching contributions or profit sharing contributions until he satisfies the eligibility requirements of Section 2.1(b).

                  (ii) Guild Employees. Notwithstanding the foregoing, each Guild Employee who is an employee of The Providence Journal Company on July 31, 2004, will become a Participant and may authorize Deferral Contributions to the Plan as of the first payroll period beginning on or after August 1, 2004. Each other Guild Employee will be eligible to become a Participant in the Plan with respect to Deferral Contributions upon satisfying the eligibility requirements of Section 2.1(a)(i).

            (b)   Matching and Profit Sharing Contributions.

                  (i) General Rule. Each Employee who is not a Participant as of July 31, 2004, will become a Participant with respect to Participating Employer matching contributions and profit sharing contributions as of the first payroll period beginning on or after the date he has both attained age 21 and completed a Year of Service, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer.

                  (ii) Guild Employees. Notwithstanding the foregoing, each Guild Employee who on July 31, 2004, is both an employee of The Providence Journal Company and has satisfied the eligibility requirements of the Journal-Guild 401(k) Plan will become a Participant with respect to Participating Employer matching contributions and profit sharing contributions as of the first payroll period beginning on or after August 1, 2004. Each other Guild Employee who is an employee of The Providence Journal Company on July 31, 2004, will become a Participant with respect to Participating Employer matching contributions and profit sharing contributions as of the first payroll period beginning on or after the date he has completed six months of employment or, if the Guild Employee is irregularly scheduled, the date he has completed a Year of Service, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer. An Employee who becomes a Guild Employee after July 31, 2004, will be eligible to become a Participant with respect to Participating

Employer matching contributions and profit sharing contributions upon satisfying the eligibility requirements of Section 2.1(b)(i).

      2.2   Exclusions from Participation.

            (a) Ineligible Employees. An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if
(i) he is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for those Employees; (ii) he is represented by a bargaining representative but is not covered by a collective bargaining agreement, unless the Company and the bargaining representative agree in writing that the Employee will be eligible to participate in the Plan; (iii) he is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); (iv) he is a leased employee required to be treated as an Employee under Code section 414(n) or otherwise performs services under an arrangement with an employment agency, leasing organization or any other person or entity that provides personnel to one or more Controlled Group Members; (v) he is classified by a Participating Employer as an independent contractor whose compensation for services is reported on a form other than Form W-2 or any successor form for reporting wages paid to employees;
(vi) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated as a Participating Employer by the Board; or (vii) he is then on an approved leave of absence without pay or in the service of the armed forces of the United States. An individual described in clause (iv) or (v) of this subsection (a) who is subsequently determined to be a common law employee of a Participating Employer will not be eligible to participate in the Plan during any period prior to the date on which such determination is actually and finally made.

            (b) Exclusion after Participation. A Participant who becomes ineligible under subsection (a) may not elect to have Deferral Contributions made or continued to the Plan and will not be eligible to receive an allocation of Participating Employer matching or profit sharing contributions.

            (c) Participation after Exclusion. An Employee or Participant who is excluded from active participation will be eligible to participate in the Plan on the first day he is no longer described in subsection (a) and is credited with one or more Hours of Service by a Participating Employer, provided that he has otherwise met the requirements of Section 2.1. This subsection will apply to an Employee who returns from an approved leave of absence or from military leave and who would otherwise be treated as a new Employee under
Section 2.3 only if he returns to employment with a Controlled Group Member immediately following the expiration of the leave of absence or, in the case of an Employee on military leave, during the period in which reemployment rights are guaranteed by law.

      2.3 Reemployment Provisions. If an Employee terminates employment before satisfying the eligibility requirements set forth in Section 2.1(b) with respect to Participating Employer matching contributions and profit sharing contributions, and is reemployed by a Controlled Group Member before incurring a number of consecutive One Year Breaks in Service at least equal to the greater of five or his aggregate Years of Service, he will become a Participant with respect to such matching and profit sharing contributions on the later of the date initially determined under Section 2.1(b) or the date he is credited with one or more Hours of Service by a Participating Employer after reemployment; but if he is reemployed by a Controlled Group Member after incurring a number of consecutive One Year Breaks in Service at least equal to the greater of five or his aggregate Years of Service, he will be treated as a new Employee for purposes of Section 2.1(b) and his Hours of Service completed before his reemployment will be disregarded in determining when he will become a Participant with respect to such contributions.

      2.4 Veterans' Reemployment Rights. The provisions of this Section will apply to any Employee who is reemployed by a Controlled Group Member on or after December 12, 1994, following a period of Qualified Military Service.

            (a) Service Credit. An Employee who returns to employment with a Controlled Group Member following a period of Qualified Military Service (as hereinafter defined) will not be treated as having incurred any One Year Breaks in Service because of his period of Qualified Military Service. In addition, each period of Qualified Military Service will, upon reemployment with a Controlled Group Member, be deemed to be employment with such Controlled Group Member for purposes of the Plan.

            (b) Compensation. An Employee described in subsection (a) above will be treated for Plan purposes as having received compensation from the Controlled Group Member during each period of Qualified Military Service equal to (i) the compensation the Employee would have received during such period of Qualified Military Service if he were not in Qualified Military Service, based on the rate of pay the Employee would have received from the Controlled Group Member but for his absence during the period of Qualified Military Service or
(ii) if the compensation the Employee would have received during his period of Qualified Military Service is not reasonably certain, the Employee's average compensation from the employer during the 12-month period immediately preceding the Qualified Military Service, or if shorter, during the period of employment immediately preceding the Qualified Military Service.

            (c) Qualified Military Service. For purposes of the Plan, the term "Qualified Military Service" means service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act ("USERRA"), provided the Employee is entitled under USERRA to reemployment rights with a Controlled Group Member and the Employee returns to employment with the Controlled Group Member within the period in which such reemployment rights are guaranteed.

            (d) Make-Up Contributions. Pursuant to procedures adopted from time to time by the Committee, an Employee described in subsection (a) above may elect additional Deferral Contributions and will receive an allocation of additional Participating Employer matching contributions and, if applicable, profit sharing contributions, for the period of his Qualified Military Service. Such additional Deferral Contributions and Participating Employer matching contributions may be made during the period that begins on the date of the Employee's reemployment and extends for the lesser of five years or the duration of the Employee's Qualified Military Service multiplied by three. An Employee's Deferral Contributions and allocation of Participating Employer matching contributions made pursuant to this Section will be subject to the limitations of the Plan and the Code applicable to the years of the Employee's period of Qualified Military Service, except that the Average Deferral Percentage and Average Contribution Percentage limitations described in Article 10 will not be recalculated for such years and will be determined for the Plan Years in which the make-up Deferral Contributions and Participating Employer matching contributions are made without regard to such make-up Deferral Contributions and Participating Employer matching contributions.

            (e) Loan Repayments. An Employee may elect to suspend the repayment of a Plan loan during a period of Qualified Military Service as permitted under Code section 414(u)(4) or may elect to continue loan repayments during such period.

                                    ARTICLE 3

                                  CONTRIBUTIONS

      3.1   Participant Deferral Contributions.

            (a) Amount of Deferral Contributions. A Participant may elect, in accordance with procedures established by the Committee from time to time, to have Deferral Contributions made to the Plan by the Participating Employers for any payroll period in an amount up to 100% of the Participant's Compensation for the payroll period. Notwithstanding the foregoing, the Committee may reduce the amount of Deferral Contributions elected by a Participant in order to permit a Participating Employer to withhold from the Participant's Compensation (i) all taxes and other amounts the Participating Employer is required to withhold under applicable law and (ii) any other amounts the Participant has elected to be withheld from his Compensation for any purpose, including without limitation, amounts to be withheld as contributions to Company-sponsored welfare benefit plans.

            (b) Modification and Suspension of Deferral Contributions. A Participant may increase or decrease the amount of his Deferral Contributions and may suspend his Deferral Contributions at any time during the Plan Year. A Participant who suspends his Deferral Contributions may again authorize Deferral Contributions to the Plan and such authorization will be effective as soon as administratively practicable. If a Participant receives a distribution in calendar year 2001 on account of hardship pursuant to Section 6.3, such Participant's Deferral Contributions will automatically be suspended for a six-month period after receipt of the hardship distribution or until January 1, 2002, if later. If a Participant receives a distribution after December 31, 2001, on account of hardship pursuant to Section 6.3, such Participant's Deferral Contributions will automatically be suspended for a six-month period following the date on which such Participant receives the hardship distribution.

            (c) Limitations on Deferral Contributions. The sum of a Participant's Deferral Contributions and his elective deferrals (within the meaning of Code section 402(g)(3)) under any other plans, contracts or arrangements of any Controlled Group Member will not exceed the dollar limitation contained in Code section 402(g) (as such amount is adjusted for cost-of-living increases in the manner described in Code section 415(d)) for any taxable year of the Participant. A Participant's Deferral Contributions will also be subject to the deferral percentage limitation set forth in Section 10.6. In the event a Participant's Deferral Contributions and other elective deferrals (whether or not under a plan, contract or arrangement of a Controlled Group Member) for any taxable year exceed the foregoing dollar limitation, the excess allocated by the Participant to Deferral Contributions (adjusted for Trust Fund earnings and losses in the manner described in Section 10.6(d)) may, in the discretion of the Committee, be distributed to the Participant no later than April 15 following the close of such taxable year. The amount of Deferral Contributions distributed to a Participant for a Plan Year pursuant to this Section will be reduced by any excess Deferral Contributions previously distributed to him pursuant to Section 10.6(c) for the same Plan Year.

            (d) Catch-Up Deferral Contributions. Effective as soon as the Committee determines it is administratively feasible to implement the provisions of this subsection, a

Participant who has attained age 50 before the close of a Plan Year will be eligible to make catch-up Deferral Contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up Deferral Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, solely because of such catch-up Deferral Contributions.

      3.2 Participating Employer Matching Contributions. The provisions of this Section will apply to only those Participants who have satisfied the eligibility requirements of Section 2.1(b).

            (a)   75% Matching Contribution.

                  (i) Matching Contribution. The Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to 75% of each eligible Participant's Deferral Contributions (including catch-up Deferral Contributions described in Section 3.1(d)) made on and after August 1, 2004, but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period.

                  (ii) Eligible Participants - General Rule. A Participant other than a Guild Employee will be an eligible Participant for purposes of the 75% matching contribution only if (A) the Participant first became employed by a Participating Employer after June 30, 2000, or (B) if the Participant first became employed by a Participating Employer before July 1, 2000, the Participant is not accruing a benefit under The G. B. Dealey Retirement Pension Plan or any other qualified defined benefit pension plan sponsored by the Company or any Controlled Group Member during any portion of a payroll period for which a Participating Employer is making Deferral Contributions on behalf of the Participant.

                  (iii) Guild Employees. A Participant who is a Guild Employee will be an eligible Participant for purposes of the 75% matching contribution only if (A) the Participant first became employed by a Participating Employer after July 31, 2004, or (B) if the Participant first became employed by a Participating Employer before August 1, 2004, the Participant is not accruing a benefit under The G. B. Dealey Retirement Pension Plan or any other qualified defined benefit pension plan sponsored by the Company or any Controlled Group Member during any portion of a payroll period for which a Participating Employer is making Deferral Contributions on behalf of the Participant.

            (b) 55% Matching Contribution. With respect to each Participant other than a Participant described in Section 3.2(a) (including Guild Employees who continue to accrue a benefit under The G.B. Dealey Retirement Pension Plan after July 31, 2004), the Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to 55% of the Participant's Deferral Contributions (including catch-up Deferral

Contributions described in Section 3.1(d)) but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period.

            (c) Additional Matching Contributions. Each Participating Employer may make a matching contribution for any Plan Year, in addition to the matching contributions provided under Section 3.2(a) and (b), if authorized by its board of directors and approved by the Compensation Committee of the Board of Directors, but no Participating Employer will be required to make an additional matching contribution for any Plan Year.

            (d) Contributions in Cash or in Company Stock. Prior to May 7, 2002, Participating Employer matching contributions may be made in cash or in shares of Company Stock or both. Effective as of May 7, 2002, Participating Employer matching contributions may be made in cash or in shares of Series A Common Stock or in both cash and shares of Series A Common Stock, subject, however, to the right of a Participant or Beneficiary pursuant to Section 3.6(b) to redirect the investment of matching contributions made in Series A Common Stock into any other investment fund established under the Plan.

            (e) Limitation on Matching Contributions. Participating Employer matching contributions will be subject to the contribution percentage limitation set forth in Section 10.7.

      3.3 Profit Sharing Contributions. The Participating Employers will pay to the Trustee as a profit sharing contribution for each payroll period an amount equal to 2% of the Compensation paid on and after August 1, 2004, to each Participant who is eligible to receive a 75% matching contribution under Section 3.2(a) and who is employed by a Participating Employer on the last day of the payroll period. Each Participating Employer may, in the discretion of its board of directors, make an additional, discretionary profit sharing contribution to the Plan for any payroll period or for any Plan Year in such amount as is determined by the Participating Employer and is approved by the Compensation Committee of the Board of Directors of the Company.

      3.4   Collectively Bargained Employees. Notwithstanding the provisions of
Section 3.2 and Section 3.3, the Participating Employers will not make a matching contribution or a profit sharing contribution for any Employee who is covered by collective bargaining agreement unless and until the terms of such collective bargaining agreement, as amended or renewed from time to time, permit employer matching and profit sharing contributions to be made. In no event will the matching contribution or profit sharing contribution made for such an Employee exceed the amount of matching contributions or profit sharing contributions permitted under such collective bargaining agreement.

      3.5 Time of Payment. Deferral Contributions will be paid to the Trustee as soon as practicable following the close of each payroll period. Participating Employer matching contributions will be paid to the Trustee as soon as practicable following the close of each calendar month during the Plan Year, and discretionary profit sharing contributions may be paid to the Trustee on any date or dates selected by the Participating Employers, but in no event later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its tax year ending with or within the Plan Year.

      3.6   Investment of Contributions.

            (a) Investment Funds. The investment funds established under the Plan for the investment of Plan assets will be (i) the Belo Stock Fund and (ii) such other funds as may be established by the Trustee under the Trust Agreement at the direction of the Pension Investment Committee. The Belo Stock Fund will be maintained by the Trustee notwithstanding any other applicable fiduciary standard relating to (i) the diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the fluctuation in the fair market value of Trust Fund assets. Notwithstanding any provision in the Plan to the contrary, neither the Administrative Committee nor the Pension Investment Committee will have any authority, responsibility, discretion or control over, or with respect to, the Belo Stock Fund.

            (b) Participant Investment Directions. The Plan is designed to satisfy the requirements of ERISA section 404(c) and the regulations under that section. All amounts allocated to each Participant's Account will be invested by the Trustee at the direction of the Participant or, where applicable, the Participant's Beneficiary, in one or more of the investment funds described in
Section 3.6(a). The Committee from time to time will establish rules and procedures regarding Participant and Beneficiary investment directions, including without limitation rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year, the minimum portion of a Participant's or Beneficiary's Account that may be invested in any one investment fund and the frequency with which transactions in any investment fund may be executed (daily, weekly or at some other interval). In addition, the Pension Investment Committee will designate a default investment option for the Account of a Participant or Beneficiary who fails to provide explicit investment directions and will advise Participants and Beneficiaries that their failure to provide explicit investment directions will operate as an implicit direction to the Trustee to invest their Accounts in such default investment option.

            (c) Belo Stock Fund. As of May 7, 2002, the Belo Stock Fund consists of shares of Series A Common Stock and Series B Common Stock. The Series A Common Stock is listed on the New York Stock Exchange and may be sold at any time. The Series B Common Stock is not listed for trading on any exchange and may be sold only after the Series B Common Stock has been converted on a share for share basis into Series A Common Stock. Participants and Beneficiaries will have the right at any time to direct the Trustee, in accordance with rules and procedures established by the Committee from time to time, to convert shares of Series B Common Stock allocated to their Accounts into shares of Series A Common Stock. After May 7, 2002, only shares of Series A Common Stock will be acquired by the Plan.

            (d) Investment of Dividends on Company Stock. Effective with the dividend payable on September 6, 2002, dividends paid on Company Stock allocated to a Participant's or Beneficiary's Account will be invested proportionately in the investment funds selected by the Participant or Beneficiary in his most recent investment direction to the Trustee.

            (e) Suspension of Investment Directions. The Committee may temporarily suspend Participant investment directions in connection with any event or transaction in which the Committee determines such suspension is necessary or appropriate, including without limitation a merger of the Plan with another plan, a transfer of assets from the Plan to another plan or from another plan to the Plan, a change in administrative services provided to the Plan or a change in the investment options to be offered to Participants. Such temporary suspension will apply to those Participants designated by the Committee for such periods of time as the Committee determines in its discretion. The Committee will give Participants affected by any suspension in investment directions such advance notice of the suspension as the Committee determines to be reasonable under the circumstances.

      3.7 Rollover and Transfer Contributions. Unless otherwise directed to do so by the Committee, the Trustee is authorized to accept (i) any part of the cash or other assets distributed to a Participant from a Qualified Plan, a qualified annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or from an individual retirement account or annuity described in Code sections 408(a) or
(b) that is eligible to be rolled over and would otherwise be includible in gross income and (ii) a direct transfer of assets to the Plan on behalf of a Participant from the trustee or other funding agent of a Qualified Plan. Any amounts contributed to the Plan pursuant to this Section will be allocated to the Participant's Rollover Account; provided, however, that in the case of a direct transfer of assets from the trustee of another Qualified Plan sponsored by a Controlled Group Member, the Committee will maintain such records as may be necessary to determine the portions of the transferred amount which represent employer profit sharing, matching and salary deferral contributions made by the former employer and earnings and losses attributable thereto and will allocate such amounts to the applicable Account of the Participant. On and after August 1, 2004, a Participant who has an account balance in the Journal-Guild 401(k) Plan may elect to transfer that balance to the Plan in accordance with procedures established from time to time by the Committee.

                                    ARTICLE 4

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

      4.1 Establishment of Accounts. The Committee will establish a Deferral Contribution Account for each Participant, and to the extent applicable, a Matching Contribution Account, a Profit Sharing Account and a Rollover Account. The Committee may also establish one or more subaccounts of a Participant's Accounts, if the Committee determines that subaccounts are necessary or desirable in administering the Plan.

      4.2   Allocation of Contributions.

            (a) Deferral Contributions. Each Deferral Contribution made by a Participating Employer on behalf of a Participant will be allocated by the Committee to the Participant's Deferral Contribution Account.

            (b) Matching Contributions. Each Participating Employer matching contribution made with respect to a payroll period on behalf of Participants who are eligible to receive a matching contribution under Sections 3.2(a), 3.2(b) or 3.2(c) will be allocated by the Committee to each such Participant's Matching Contribution Account.

            (c) Profit Sharing Contributions. Each profit sharing contribution made by a Participating Employer for a payroll period will be allocated only to the Profit Sharing Accounts of Participants who are employed by the Participating Employer on the last day of the payroll period and are eligible to receive profit sharing contributions pursuant to Section 3.3. For purposes of this allocation, an Employee will be a Participant in the Plan on the last day of a payroll period if the Employee is eligible to make Deferral Contributions as of the last day of the payroll period, without regard to whether the Participant has elected to make Deferral Contributions. The amount of a Participating Employer's profit sharing contribution to be allocated to the Profit Sharing Account of each such eligible Participant for a payroll period will bear the same ratio to the Participating Employer's total profit sharing contribution for the payroll period as the Participant's Compensation for the payroll period bears to the total Compensation of all such Participants eligible to receive an allocation of the Participating Employer's profit sharing contribution for the payroll period.

      4.3 Limitation on Allocations. Article 10 sets forth certain rules under Code sections 401(k), 401(m) and 415 that limit the amount of contributions and forfeitures that may be allocated to a Participant's Accounts for a Plan Year.

      4.4   Allocation of Trust Fund Income and Loss.

            (a) Accounting Records. The Committee, through its accounting records, will clearly segregate each Account and subaccount and will maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each Account or subaccount. Income or loss of the Trust Fund will include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund.

            (b)   Method of Allocation.

                  (i) General Rule. Except as provided in Section 4.4(b)(ii), the share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the investment fund in which such Account, or any subaccount of such Account, is invested as of each Valuation Date, as determined by the Committee in a uniform and nondiscriminatory manner.

                  (ii) Special Rule for Interest Accumulated by Wells Fargo Bank. Any amounts held in cash by Wells Fargo Bank, N.A., as trustee of the Plan ("Wells Fargo"), will be invested by Wells Fargo in short-term interest-bearing instruments. As soon as practicable after the last day of any calendar quarter on which there is at least $500 of accumulated interest in excess of any cash required by Wells Fargo to manage the sale and reinvestment of Series B Common Stock, such accumulated interest will be allocated to each eligible Participant's Account by the Committee as net income of the Trust Fund, in a uniform and nondiscriminatory manner, based on the ratio that the amount of each eligible Participant's Account that is invested in Series A Common Stock held by Wells Fargo as of the last day of such calendar quarter bears to the total amount of all eligible Participants' Accounts that is invested in Series A Common Stock held by Wells Fargo as of the last day of such calendar quarter. The interest so allocated to an eligible Participant's Account will be invested proportionately in the investment funds selected by the Participant in his most recent investment direction. For purposes of this paragraph, an "eligible Participant" with respect to a calendar quarter is a Participant who is an Employee on the last day of the calendar quarter and for whom Wells Fargo holds shares of Series A Common Stock as of the last day of the calendar quarter.

      4.5 Valuation of Trust Fund. The fair market value of the total net assets comprising the Trust Fund will be determined by the Trustee as of each Valuation Date.

      4.6 No Guarantee. The Participating Employers, the Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.

      4.7 Annual Statement of Accounts. The Committee will furnish each Participant and each Beneficiary of a deceased Participant, at least annually, a statement showing (i) the value of his Accounts at the end of the Plan Year,
(ii) the allocations to and distributions from his Accounts during the Plan Year, and (iii) his vested and nonforfeitable interest in his Accounts at the end of the Plan Year. No statement will be provided to a Participant or Beneficiary after the Participant's entire vested and nonforfeitable interest in his Accounts has been distributed.

                                    ARTICLE 5

                                     VESTING

      5.1   Determination of Vested Interest.

            (a) Full Vesting. Except as provided in Section 5.3 or 10.6(e) (with respect to discriminatory Matching Contributions), each Participant who is an Employee on June 30, 2000 other than a Guild Employee, and each Participant who is a Guild Employee on July 31, 2004, will have a 100% vested and nonforfeitable interest in his Accounts at all times. Except as provided in
Section 5.3, the interest of each Participant in his Deferral Contribution Account and his Rollover Account will be 100% vested and nonforfeitable at all times.

            (b) Vesting Schedule. The Matching Contribution Account and Profit Sharing Account of (i) each Participant who becomes an Employee other than a Guild Employee after June 30, 2000, and (ii) each Participant who becomes a Guild Employee after July 31, 2004, will become vested and nonforfeitable in accordance with the following schedule, subject to Sections 5.3 and 10.6(e):

                                       Percent Vested
Years of Service                      and Nonforfeitable
----------------                      ------------------
   Less than 3                                 0
    3 or more                                 100

            (c) Accelerated Vesting. Except as provided in Section 5.3 or 10.6(e), a Participant's interest in his Matching Contribution Account and his Profit Sharing Account will become 100% vested and nonforfeitable without regard to his Years of Service upon the earliest to occur of (i) his attainment of age 55 if he is then an Employee, (ii) his death while he is an Employee, or (iii) his becoming totally and permanently disabled (as hereinafter defined) while he is an Employee. A person will be totally and permanently disabled for purposes of this paragraph only if he is eligible to receive disability benefits under the Social Security Act.

      5.2 Forfeiture of Nonvested Amounts. Upon termination of employment, a Participant who has a 0% vested interest in the portion of his Account attributable to Participating Employer matching and profit sharing contributions will be deemed to receive a distribution of his vested interest, and the Participant's entire nonvested interest will be forfeited immediately. If the Participant again becomes an Employee before incurring five or more consecutive One Year Breaks in Service, the forfeited amounts will be reinstated to his Account, unadjusted for earnings or losses since the date of forfeiture. If the Participant becomes an Employee after incurring five or more consecutive One Year Breaks in Service, the forfeited amounts will not be reinstated.

      5.3 Unclaimed Distribution. If the Committee cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Committee in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Committee or the Trustee for his benefit, he will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture. This benefit will be reinstated from forfeitures arising during such Plan Year or, if forfeitures are insufficient, from Participating Employer contributions made to the Plan for this purpose.

      5.4 Application of Forfeited Amounts. The amount of a Participant's Accounts which is forfeited pursuant to this Article or Section 10.6(e) will be applied first to pay the expenses of administering the Plan, next to reinstate any forfeitures that must be reinstated in accordance with this Article, then to reduce Participating Employer profit sharing contributions pursuant to Section
3.3 and last to reduce Participating Employer matching contributions pursuant to
Section 3.2.

      5.5 Reemployment Provisions. If a Participant terminates employment and again becomes an Employee, his Years of Service completed before his reemployment will be included in determining his vested and nonforfeitable interest after he again becomes an Employee.

                                    ARTICLE 6

                          DISTRIBUTIONS TO PARTICIPANTS

      6.1   Basic Rules Governing Distributions.

            (a) Timing of Distributions. Except as set forth in Sections 6.2 and 6.3, distribution of a Participant's vested Account Balances will be made as soon as practicable after the Valuation Date coinciding with or immediately following the Participant's termination of employment, or if earlier, the date on which the Participant becomes eligible to receive benefits under the Social Security Act on account of total and permanent disability. If a loan is outstanding from the Trust Fund to the Participant on the date his vested Account balances become distributable, the amount distributed to the Participant will be reduced by any security interest in his Accounts held by the Plan by reason of the loan.

            (b)   Form of Distributions Prior to April 1, 2001.

                  (i) Normal Form of Distribution. The normal form of distribution will be a single lump sum payment. Shares of Company Stock allocated to a Participant's Accounts will be distributed in the form of whole shares plus cash for any fractional share, unless the Participant elects to receive the cash value of such shares.

                  (ii) Optional Forms of Distribution for Journal Plan Participants. The optional forms of distribution described in this paragraph are available for distributions other than withdrawals described in Section 6.2 and hardship distributions described in Section 6.3 only to a Participant whose account balances were transferred to the Plan from the Journal Qualified Compensation Deferral Plan, the Journal Broadcasting 401(k) Plan or the Journal-Guild Plan, and whose vested Account balances exceed $3,500 ($5,000 for Plan Years beginning after December 31, 1997). The optional forms of benefit will be (A) periodic installment payments over a period of years not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary and (B) a single life annuity or a Qualified Joint and Survivor Annuity (as hereinafter defined) purchased from an insurance company with the amount of the Participant's vested Account balances, provided, however, that the annuity option will be available to a former participant in the Journal Broadcasting 401(k) Plan only if he was a participant in such Plan prior to December 31, 1996. For purposes of this Section, the term "Qualified Joint and Survivor Annuity" means an annuity payable monthly for the life of the Participant with a survivor annuity payable monthly for the life of the Participant's surviving spouse in an amount equal to 50% of the amount of the monthly payment to the Participant during his life.

                  (iii) Optional Form of Distribution for Press-Enterprise and Gleaner Plan Participants. The optional form of distribution described in this paragraph is available for distributions other than withdrawals described in Section 6.2 and hardship distributions described in Section
      6.3 only to a Participant whose account balances were transferred to the Plan from the Press-Enterprise Tax Deferred Savings Plan or the Gleaner and Journal Publishing Co. 401(k) Retirement Plan and whose vested Account balances exceed $3,500 ($5,000 for Plan Years beginning after December 31,
      1997). The optional form of benefit will be periodic installment payments over a period of years not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary.

                  (iv) Rules Relating to Annuities. If a married Participant elects to receive his vested Account balances in the form of a single life annuity, the Participant's election will not be effective without the written consent of his spouse, witnessed by a notary public and acknowledging the effect of such election, unless it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as regulations under Code section 417 permit. An election under this Section must be made, in accordance with rules and procedures established from time to time by the Committee, within 90 days of the date on which the Participant would receive his first payment of benefits under the Plan. A Participant may revoke an election to receive an annuity without the consent of his spouse before the date on which the Trustee purchases the annuity. If a married Participant revokes a prior election to receive an annuity, he may elect without the consent of his spouse to receive his vested Account balances in a lump sum payment, installments or a Qualified Joint and Survivor Annuity. If a Participant who has elected to receive an annuity dies before the Trustee has purchased the annuity from an insurance company, the Participant's vested Account balances will be paid to the Participant's surviving spouse, if any, and if none, to the Participant's Beneficiary. If the Participant dies after the Trustee has purchased the annuity, any benefits payable after the Participant's death will be determined under the terms of the annuity. For purposes of the Qualified Joint and Survivor Annuity, the term "spouse" means the spouse to whom the Participant was married at the time he elected the Qualified Joint and Survivor Annuity. If such spouse dies before the Participant, the amount of the Participant's monthly annuity will not be increased.

                  (c) Form of Distributions after March 31, 2001. Distributions made after March 31, 2001, will be in the form of a single lump sum payment, except as hereinafter provided. The cash value of the whole and fractional shares of Company Stock allocated to a Participant's Accounts will be distributed to the Participant in cash unless the Participant elects to receive distribution of the whole shares allocated to his Accounts in the form of shares. A Participant whose account balance in the King Broadcasting Company Retirement Plan or the Colony Communications, Inc. Retirement Plan was transferred to the Plan effective December 3, 2001, may elect prior to December 31, 2001, to receive a distribution of that portion of his Account attributable to the Participant's transferred account balance in any optional form of benefit available under such predecessor plan.

            (d) Participant's Consent to Certain Payments. If the amount of a Participant's vested Account balances exceed $3,500 ($5,000 for Plan Years beginning after December 31, 1997), the Committee will not distribute the Participant's vested Account balances to him prior to the date distributions are required to begin under Article 11 following his attainment of age 70 1/2, unless he elects to receive a distribution at any earlier date following termination of employment. For purposes of the preceding sentence, the value of a Participant's vested Account balances will be determined without regard to that portion that is attributable to his Rollover Account. For Plan Years beginning after December 31, 1996, a distribution may be made less than 30 days after the Participant has been furnished an explanation of his distribution options provided that (i) the Committee clearly informs the Participant that he has the right to consider whether to accept a distribution and whether to consent to a particular form of distribution for at least 30 days after he has been provided the relevant information, (ii) the Participant affirmatively elects to waive the 30-day notice period and receive a distribution, and (iii) with respect to a distribution to which Code section 417 applies, the Participant is permitted to revoke the election and make a new election at any time prior to the later of the date of distribution or the expiration of the seven-day period after the explanation of distribution options is provided to the Participant. The foregoing provision will not apply to any distributions required under Sections
10.6 and 10.7.

      6.2   Withdrawals.

            (a) After Age 59 1/2. A Participant who has not terminated employment may request a distribution from his Accounts if he has reached age 59 1/2. A Participant who is a director, officer or principal stockholder of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 may exercise the foregoing withdrawal right only in accordance with rules and procedures established from time to time by the Committee. All other Participants may exercise their withdrawal rights at any time or times during the Plan Year.

            (b) Former Journal Broadcasting Employees. A Participant who, on December 31, 1997, was a participant in the Journal Broadcasting 401(k) Plan may withdraw, in accordance with rules and procedures established from time to time by the Committee, all or any portion of his Rollover Account attributable to his after-tax contributions and rollover contributions that were transferred to the Plan from the Journal Broadcasting 401(k) Plan effective January 1, 1998.

      6.3   Hardship Distributions.

            (a) General Rule. A Participant who has not terminated employment may request a distribution from his Deferral Contribution Account or his Rollover Account in the event of his hardship; provided, however that a Participant who was a participant in the Denton Publishing Company Retirement Plan on December 31, 1999, may request such a distribution only with respect to his Deferral Contributions made after December 31, 1999, or his Rollover Account. A distribution will be on account of hardship only if the distribution is necessary to satisfy an immediate and heavy financial need of the Participant, as defined below, and satisfies all other requirements of this Section. For Plan Years beginning on or after January 1, 1996, pursuant to
Section 3.1(b), a Participant's Deferral Contributions will automatically be suspended for a 12-month period (six month period, effective January 1, 2002) after the date on which such Participant receives a distribution on account of hardship.

            (b) Deemed Financial Need. For purposes of this Section, a distribution is made on account of an immediate and heavy financial need of the Participant only if the distribution is for (i) the payment of medical expenses described in Code section 213(d) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code section 152) or necessary for such persons to obtain medical care described in Code section 213(d); (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (iii) the payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code section 152); (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or (v) the payment of funeral expenses of a family member.

            (c) Reasonable Reliance Test. A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if all three of the following requirements are satisfied: (i) the distribution is not in excess of the amount required to relieve the immediate and heavy financial need of the Participant (taking into account the taxable nature of the distribution); (ii) the Participant represents in writing, on forms provided by the Committee, that the need cannot be relieved through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, by cessation of Deferral Contributions under the Plan, or by distributions other than hardship distributions or nontaxable (at the time of the loan) loans from the Plan and any other plans maintained by any Controlled Group Member or any other entity by which the Participant is employed, or by borrowing from commercial sources on reasonable commercial terms; and (iii) the Committee determines that it can reasonably rely on the Participant's written representation.

            (d) Limitation for Loans. No distribution under this Section will be made in an amount that is greater than the excess of the Participant's vested interest in his Accounts over the aggregate amount of outstanding loans, plus accrued interest, secured by the Participant's Accounts.

      6.4   Distribution Procedures. Distributions pursuant to Sections 6.2 and
6.3 will be made as soon as practicable following the Committee's approval of the Participant's written request for withdrawal and will be made in the form described in Section 6.1(b) or Section 6.1(c), as applicable. Distributions pursuant to Sections 6.2(a) and 6.3 will be made pro rata from each of the Participant's Accounts, provided, however, that in the case of a hardship distribution under Section 6.3, the cumulative amount distributed to a Participant from his Deferral Contribution Account will not exceed the amount of his Deferral Contributions that have not been previously withdrawn (but not the income allocable to his Deferral Contributions). No distribution under this Section will be made in an amount that is greater than the excess of the Participant's vested interest in the Accounts from which the distributions are made over the aggregate amount of outstanding loans, plus accrued interest, secured by such Accounts. For purposes of determining the amount available for distribution, a Participant's Accounts will be valued as of the Valuation Date immediately preceding the date on which the Participant requests a distribution.

      6.5   Loans to Participants.

            (a) General Provisions. A Participant may, subject to the provisions of this Section and the loan procedures adopted by the Committee from time to time, borrow from the balance of his Deferral Contribution and Rollover Accounts, provided, however, that no loan may be made from a Participant's Profit Sharing and Matching Contribution Accounts. All such loans will be subject to the requirements of this Section and such other rules as the Committee may from time to time prescribe, including without limitation any rules restricting the purposes for which loans will be approved. The Committee will have complete discretion as to approval of a loan hereunder and as to the terms thereof, provided that its decisions will be made on a uniform and nondiscriminatory basis and in accordance with this Section. If the Committee approves a loan, the Committee will direct the Trustee to make the loan and will advise the Participant and the Trustee of the terms and conditions of the loan. Nothing in this Section will require the Committee to make loans available to Participants.

            (b) Terms and Conditions. Loans to Participants will be made according to the following terms and conditions and such additional terms and conditions as the Committee may from time to time establish: (i) no loan will be for a term of longer than five years; (ii) all loans will be in default on the first date that a required loan repayment is not made and the entire unpaid balance of the loan will be treated as a deemed distribution to the Participant unless all past due payments are made before the expiration of any grace period established under the loan procedures; (iii) all loans will bear a reasonable rate of interest established under the loan procedures; (iv) all loans will be made only upon receipt of adequate security (the security for a loan will be the Participant's interest in the separate investment fund established under subsection (f) for that loan) in an amount that does not exceed 50% of the Participant's vested interest under the Plan); (v) except as otherwise provided by the loan procedures, payments of principal and interest will be made through payroll deductions sufficient to provide for substantially level amortization of principal and interest with payments not less frequently than quarterly, which will be irrevocably authorized by the Participant in writing on a form provided by the Committee at the time the loan is made; (vi) the amount of any indebtedness (including accrued and unpaid interest) under any loan will be deducted from a Participant's interest in the Trust Fund if and only if such indebtedness or any installment thereof is not paid when due (including amounts due by acceleration) unless the Committee determines that there is adequate security for such loan other than the Participant's interest in the Trust Fund;
(vii) no more than one outstanding loan will be permitted with respect to a Participant at any time, except that a Participant may have a home loan and a loan which is not a home loan outstanding at the same time; (viii) for Plan Years beginning on or after January 1, 1996, no more than two outstanding loans will be permitted with respect to a Participant at any time; (ix) for Plan Years beginning on or after January 1, 1996, no new home loans will be permitted; and
(x) all loans will be evidenced by a note containing such additional terms and conditions as the Committee will determine. Notwithstanding anything in the foregoing to the contrary, no amount of any indebtedness will be deducted pursuant to subsection (vi) above from a Participant's Accounts prior to the time that such Accounts are otherwise distributable.

            (c) Maximum Amount of Loans. The amount of any loan made pursuant to this Section, when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code section 72(p)(4)) of the Controlled Group, will not exceed the lesser of (i) one-half of the aggregate nonforfeitable interest in his account balance(s) under all such plans, or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of all other loans from qualified employer plans of the Controlled Group to the Participant during the 1-year period ending on the date on which such loan was made, over (B) the outstanding balance of all loans from qualified employer plans of the Controlled Group to the Participant on the date on which such loan was made.

            (d) Minimum Loan. The minimum loan permitted under this Section is $1,000. If such minimum amount exceeds the limitations of subsection (c), no loan will be made.

            (e) Source of Loans. All loans will be made pro rata from the Participant's Deferral Contribution and Rollover Accounts.

            (f) Investment of Loan Payments. All loans will be treated as a separate investment fund of the borrowing Participant. All payments with respect to a loan will be credited to the borrowing Participant's Accounts and will be invested in the investment funds under the Trust Agreement in accordance with the Participant's latest investment directions pursuant to Section 3.6.

            (g) Grandfathered Loans. Loans that are transferred to the Plan from another Qualified Plan will be administered in accordance with their terms, notwithstanding the fact that the terms of such loans do not satisfy the foregoing provisions of this Section.

      6.6 Reemployment of Participant. If a Participant who terminated employment again becomes an Employee before receiving a distribution of his Account balances, no distribution from the Trust Fund will be made while he is an Employee, and amounts distributable to him on account of his prior termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.

      6.7 Valuation of Accounts. A Participant's distributable Account balances will be valued as of the Valuation Date immediately preceding the date the Accounts are to be distributed, except that there will be added to the value of his Accounts the fair market value of any amounts allocated to his Accounts under Article 4 after that Valuation Date.

      6.8   Direct Rollovers.

            (a) Distributions after 1992. Notwithstanding any other provision of the Plan, for distributions made on or after January 1, 1993, a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee, except to the extent that the total Eligible Rollover Distributions with respect to the Distributee in any Plan Year are reasonably expected to total less than $200.

            (b) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required by Code section 401(a)(9), (iii) effective for distributions after December 31, 1998, any distribution that qualifies as a hardship distribution under Section 6.3, and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the foregoing, a portion of a distribution will not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

            (c) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that is a defined contribution plan within the meaning of Code section 414(i), that accepts the Distributee's Eligible Rollover Distribution. Effective for distributions made after December 31, 2001, an Eligible Retirement Plan includes an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

            (d) Distributee. A Distributee includes a Participant, the Participant's Spouse, or a Participant's former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

      6.9 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants.

                                    ARTICLE 7

                         DISTRIBUTIONS TO BENEFICIARIES

      7.1 Designation of Beneficiary. Each Participant will have the right to designate a Beneficiary or Beneficiaries to receive his vested Account balances upon his death. The designation will be made on forms prescribed by the Committee and will be effective upon receipt by the Committee. A Participant will have the right to change or revoke any designation by filing a new designation or notice of revocation with the Committee, but the revised designation or revocation will be effective only upon receipt by the Committee.

      7.2 Consent of Spouse Required. A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to the designation by means of a written instrument that is signed by the spouse, contains an acknowledgment by the spouse of the effect of the consent, and is witnessed by a member of the Committee (other than the Participant) or by a notary public. The designation will be effective only with respect to the consenting spouse, whose consent will be irrevocable. A Beneficiary designation to which a spouse has consented may not be changed by the Participant without spousal consent (other than to designate the spouse as Beneficiary), unless the spouse's consent expressly permits Beneficiary designations by the Participant without any further consent of the spouse.

      7.3 Failure to Designate Beneficiary. In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant's vested Account balances upon his death will be made (i) to the Participant's spouse, if living, (ii) if his spouse is not then living, to his then living issue by right of representation, (iii) if neither his spouse nor his issue are then living, to his then living parents, and (iv) if none of the above are then living, to his estate.

      7.4   Distributions to Beneficiaries.

            (a) General Provisions. Distribution of a Participant's vested Account balances to the Participant's Beneficiary will be made as soon as practicable after the earlier of the Beneficiary's request for a distribution or the required distribution date set forth in Section 7.4(b). The Participant's vested Account balances will be distributed to the Beneficiary in the same form or forms that would have been available to the Participant at the time of the Beneficiary's distribution election. The Participant's Account balances will be valued as of the Valuation Date coinciding with or immediately preceding the date the Accounts are to be distributed to his Beneficiary, except that there will be added to the value of the Participant's Accounts the fair market value of any amounts allocated to his Accounts under Article 4 after that Valuation Date. If a loan is outstanding from the Trust Fund to the Participant on the date of his death, the amount distributed to his Beneficiary will be reduced by any security interest in the Participant's Accounts held by the Plan by reason of the loan.

            (b)   Required Distribution Dates.

                  (i) Spouse as Beneficiary. If the Participant dies before distribution of his benefit begins and the designated Beneficiary is the Participant's surviving spouse, distributions to the spouse must be made or begin on or before December 31 of the calendar year in which the Participant would have attained age 70 1/2. If, however, the Participant dies in the calendar year in which he would have attained age 70 1/2, or in any subsequent calendar year, distributions to the spouse must be made or begin on or before December 31 of the calendar year following the calendar year in which the Participant died. If the spouse dies before distributions are made or begin, distributions will be made to the spouse's Beneficiary in accordance with paragraph (ii) below with the required distribution dates measured from the date of the spouse's death. If the Participant dies after distributions begin and the Participant was receiving an optional form of distribution under Section 6.1(b)(ii) or Section 6.1(b)(iii), the remaining portion of his benefit, if any, will continue to be distributed in accordance with the form of payment elected by the Participant.

                  (ii) Non-spouse Beneficiary. If the Participant dies before distribution of his benefit begins and the designated Beneficiary is other than the Participant's surviving spouse, distribution of the Participant's entire benefit must be made no later than December 31 of the fifth calendar year following the date of the Participant's death. If, however, the Participant could have elected an optional form of distribution under
      Section 6.1(b)(ii) or Section 6.1(b)(iii) and the non-spouse Beneficiary elects to receive distribution in such optional form, distributions must begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. If the Participant dies after distributions begin and the Participant was receiving an optional form of distribution under Section 6.1(b)(ii) or Section 6.1(b)(iii), the remaining portion of his benefit, if any, will continue to be distributed in accordance with the form of payment elected by the Participant.

      7.5 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Beneficiaries.

                                    ARTICLE 8

                       PROVISIONS REGARDING COMPANY STOCK

      8.1 Participant Voting Instructions. Before each annual or special meeting of shareholders of the Company that occurs after May 8, 2002, the Committee will cause to be sent to each Participant and Beneficiary who has Company Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock allocated to his Account. Upon receipt of such instructions, the Trustee will vote the shares allocated to such Participant's or Beneficiary's Account as instructed by the Participant or Beneficiary. The Trustee will vote shares of Company Stock for which it does not receive timely instructions from Participants or Beneficiaries proportionately in the same manner as it votes shares of Company Stock for which it receives timely instructions from Participants and Beneficiaries.

      8.2 Tender Offer for Company Stock. In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Committee will advise each Participant and Beneficiary who has shares of Company Stock allocated to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant and Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares allocated to his Account. The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which it has not received timely instructions from the Participant or Beneficiary. The number of shares to which a Participant's or Beneficiary's instructions apply will be the total number of shares allocated to his Account as of the latest date for which the Committee has records. The Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section. Funds received in exchange for tendered stock will be credited to the Account of the Participant or Beneficiary whose stock was tendered and will be invested proportionately in the investment funds selected by the Participant or Beneficiary in his most recent investment direction to the Trustee.

      8.3 Confidentiality. The Committee will be responsible for establishing procedures designed to maintain the confidentiality of Participant and Beneficiary information relating to the purchase, holding and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock, except to the extent such information is necessary to comply with federal laws or state laws that are not preempted by ERISA.

                                    ARTICLE 9

                 ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT

      9.1 Appointment of Committee Members. The Board of Directors or the Compensation Committee of the Board of Directors will appoint the Chairman of an Administrative Committee, which will consist of three or more members. The Chairman will appoint the remaining members of the Administrative Committee, who will hold office at the pleasure of the Chairman. Members of the Committee are not required to be Employees or Participants. Any member may resign by giving notice, in writing, filed with the Board or the Chairman.

      9.2 Officers and Employees of the Committee. The Committee will choose a Secretary, who may be a member of the Committee. The Secretary will keep a record of the Committee's proceedings and all dates, records and documents pertaining to the Committee's administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or desirable.

      9.3 Action of the Committee. Action of the Committee may be taken with or without a meeting of Committee members, provided that action will be taken only upon the vote or other affirmative expression of a majority of the Committee's members qualified to vote with respect to such action. The Chairman of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question will be determined by the Board. A member of the Committee who is a Participant may not vote on any question relating specifically to himself unless he is the sole member of the Committee.

      9.4 Expenses and Compensation. The expenses of administering the Plan, including without limitation the expenses of the Committee properly incurred in the performance of its duties under the Plan, will be paid from the Trust Fund, and all such expenses paid by the Participating Employers on behalf of the Plan will be reimbursed from the Trust Fund unless the Participating Employers in their discretion elect not to submit such expenses for reimbursement. Notwithstanding the foregoing, the members of the Committee will not be compensated by the Plan for their services as Committee members.

      9.5 General Powers and Duties of the Committee. The Committee will have the full power and responsibility to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Committee will be the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Committee will have the powers and duties granted by the terms of the Trust Agreement. The Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

      9.6 Specific Powers and Duties of the Committee. The Committee will administer the Plan and the Trust Agreement and will have the authority and discretion to (i) resolve all questions relating to the eligibility of Employees to become Participants; (ii) determine the amount of benefits payable to Participants or their Beneficiaries, and determine the time and manner in which such benefits are to be paid; (iii) authorize and direct all disbursements by the Trustee from the Trust Fund; (iv) engage any administrative, legal, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement; (v) construe and interpret the Plan and the Trust Agreement, supply omissions from, correct deficiencies in, and resolve ambiguities in the language of the Plan and the Trust Agreement, and adopt rules for the administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents; (vi) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of benefit payments; (vii) determine the disposition of assets in the Trust Fund in the event the Plan is terminated; (viii) review the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, report to the Board regarding such administrative performance of the Trustee, and recommend to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee; and (ix) resolve all questions of fact relating to any matter for which it has administrative responsibility.

      9.7 Allocation of Fiduciary Responsibility. The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA. Any such allocation or delegation will be made in writing, will be reviewed periodically by the Committee, and will be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the Plan or the Trust Fund to another person or organization, the delegating party's responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party's failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.

      9.8 Information to be Submitted to the Committee. To enable the Committee to perform its functions, the Participating Employers will supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require and will maintain such other records required by the Committee to determine the benefits due to Participants or their Beneficiaries under the Plan.

      9.9 Notices, Statements and Reports. The Company will be the "administrator" of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee will assist the Company, as requested, in complying with such reporting and disclosure requirements.

      9.10  Claims Procedure.

            (a) Filing Claim for Benefits. If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims must be made in writing and signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

            (b) Notification by the Committee. Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim, or within 180 days if the Committee determines that special circumstances require an extension of the 90-day period and the claimant is notified of the extension within the original 90-day period. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the adverse determination. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure and applicable time limits as set forth in subsection (c) below.

            (c) Review Procedure. A claimant may appeal an adverse benefit determination by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. An appeal must be submitted in writing within 60 days after receiving notification of the adverse determination and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The claimant will be given the opportunity to submit written comments, documents, records and other information relating to the claim for benefits, and will be provided, upon written request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits, provided the Committee or the named fiduciary designated by the Committee finds the requested documents or materials are relevant to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any materials submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial determination. On the basis of its review, the Committee or the named fiduciary designated by the Committee will make an independent determination of the claimant's eligibility for benefits and will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. In the event of such special circumstances, the Committee or the named fiduciary designated by the Committee will notify the claimant within the initial 60-day period of the special circumstances that preclude a decision in the 60-day period. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the determination to the claimant. Such notice will set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim, and a statement of the claimant's rights to bring an action under ERISA section 502(a), if applicable.

      9.11 Service of Process. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee will cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company will be the agent of the Plan for the service of legal process.

      9.12 Correction of Participants' Accounts. If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Committee will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, a Participating Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Committee only to the Account of one or more Participants to correct such error or omission.

      9.13 Payment to Minors or Other Persons Under Legal Disability. If any benefit becomes payable to a minor, payment of such benefit will be made only to the guardian of the person or the estate of the minor, provided the guardian acknowledges in writing, in a form acceptable to the Committee, receipt of the payment on behalf of the minor. If any benefit becomes payable to any other person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction. Any payment made in accordance with the provisions of this Section on behalf of a minor or other person under a legal disability will fully discharge the Plan's obligation to such person.

      9.14 Uniform Application of Rules and Policies. The Committee in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.

      9.15 Funding Policy. The Plan is to be funded through Participating Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan.

      9.16 The Trust Fund. The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and no Participating Employer will be otherwise liable for benefits payable under the Plan.

                                   ARTICLE 10

                        LIMITATIONS ON CONTRIBUTIONS AND
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

      10.1 Priority over Other Contribution and Allocation Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Articles 3 and 4.

      10.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

            (a) "Annual Addition" means the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by the Controlled Group Members:

                  (i) the amount of Controlled Group Member contributions with respect to the Limitation Year allocated to the Participant's account;

                  (ii) the amount of any forfeitures for the Limitation Year allocated to the Participant's account;

                  (iii) the amount, if any, carried forward pursuant to Section
      10.4 or a similar provision in another Qualified Plan and allocated to the Participant's account;

                  (iv) the amount of a Participant's voluntary nondeductible contributions for the Limitation Year, provided, however, that the Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all of the Participant's nondeductible voluntary contributions as part of the Annual Addition;

                  (v) the amount allocated after March 31, 1984, to an individual medical benefit account (as defined in Code section 415(l)(2)) which is part of a Defined Benefit Plan or an annuity plan; and

                  (vi) the amount derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a Welfare Benefit Fund. A Participant's Annual Addition will not include any nonvested amounts restored to his account following his reemployment before incurring five consecutive One Year Breaks in Service, and a corrective allocation pursuant to Section 9.12 will be considered an Annual Addition for the Limitation Year to which it relates.

            (b) "Average Contribution Percentage" means the average of the Contribution Percentages of each Participant in a group of Participants.

            (c) "Average Deferral Percentage" means the average of the Deferral Percentages of each Participant in a group of Participants.

            (d) "Compensation" means the wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to a Participant by the Participating Employers. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125. Effective for Plan Years beginning after December 31, 2000, Compensation includes elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4). The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, and ending before January 1, 2002, as adjusted in regulations prescribed by the Secretary of the Treasury. The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year beginning after December 31, 2001, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17). For Plan Years beginning before January 1, 1997, for purposes of applying the foregoing limitations, if an Employee is a Highly Compensated Employee who is either (i) a 5% owner, determined in accordance with Code section 414(q) and the Treasury Regulations thereunder or (ii) one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. The limitation on Compensation will be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section 10.2(d), the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question.

            (e) "Contribution Percentage" means the ratio (expressed as a percentage) determined by dividing the Matching Contributions made to the Plan on behalf of a Participant who is eligible to receive an allocation of Matching Contributions for a Plan Year (but only to the extent such Matching Contributions are not taken into account in determining the Participant's Deferral Percentage for the Plan Year) by the Participant's Compensation for the Plan Year. A Participant is eligible to receive an allocation of Matching Contributions for purposes of determining his Contribution Percentage even though no Matching Contributions are made to the Plan on his behalf because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Sections 10.3 through 10.5 of the Plan. Deferral Contributions may also be included in the Contribution Percentages used to satisfy the Average Contribution Percentage Test described in Section 10.7(a) of the Plan, provided that the Average Deferral Percentage Test described in Section 10.6(a) of the Plan is met before such Deferral Contributions are included in the Average Contribution Percentage Test and continues to be met following the exclusion of such Deferral Contributions.

            (f) "Deferral Percentage" means the ratio (expressed as a percentage) determined by dividing the Deferral Contributions made to the Plan on behalf of a Participant who is eligible to make Deferral Contributions for all or any portion of a Plan Year by the Participant's Compensation for the Plan Year. In addition, if the Matching Contributions to the Plan for any Plan Year satisfy the requirements of Code section 401(k)(2)(B) and (C), a Participant's Deferral Percentage will be determined by aggregating the Deferral Contributions and the Matching Contributions made to the Plan on his behalf for such Plan Year, unless such aggregation is prohibited in regulations prescribed by the Secretary of the Treasury. A Participant is eligible to make Deferral Contributions for purposes of determining his Deferral Percentage even though he does not make Deferral Contributions because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Sections 10.3 through
10.5 of the Plan. A Deferral Contribution will be taken into account for a Plan Year only if (i) the allocation of such contribution is not contingent on participation in the Plan or the performance of services after the Plan Year,
(ii) such contribution is paid to the Trustee within 12 months after the end of the Plan Year, and (iii) such contribution relates to Compensation that either would have been received by the Participant in the Plan Year, or that is attributable to services performed during the Plan Year and that would have been received within two and one-half months after the Plan Year, but for the election to defer. Deferral Contributions that are taken into account in the Average Contribution Percentage Test described in Section 10.7(a) of the Plan will be excluded from the Deferral Percentage (provided the Actual Deferral Percentage Test described in Section 10.6(a) of the Plan is satisfied both with and without exclusion of such Deferral Contributions).

            (g) "Defined Benefit Dollar Limitation" means for any Plan Year, $160,000, as adjusted, effective January 1 of each year, under Code section 415(d) in such manner as the Secretary of the Treasury prescribes.

            (h) "Defined Benefit Fraction" means a fraction, the numerator of which is the Projected Annual Benefit of a Participant under all Defined Benefit Plans maintained by a Controlled Group Member determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) 140% of the Participant's average Includable Compensation that may be taken into account for the Limitation Year under Code section 415(b)(1)(B), or (ii) 125% of the Defined Benefit Dollar Limitation, determined as of the close of the Limitation Year. If the Participant was a participant in a Defined Benefit Plan maintained by a Controlled Group Member in existence on July 1, 1982, or on May 6, 1986, the denominator of the Defined Benefit Fraction will not be less than 125% of the greater of the Participant's accrued Projected Annual Benefit under such plan as of the end of the last Limitation Year beginning before January 1, 1983, or his accrued Projected Annual Benefit of the end of the last Limitation Year beginning January 1, 1987. The preceding sentence applies only if the Defined Benefit Plan satisfied the requirements of Code section 415 as in effect at the end of such Limitation Year.

            (i) "Defined Benefit Plan" means a Qualified Plan other than a Defined Contribution Plan.

            (j) "Defined Contribution Dollar Limitation" means, for any Limitation Year, $40,000, as adjusted for increases in the cost-of-living under Code section 415(d). If a short

Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year will not exceed the amount determined in the preceding sentences multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

            (k) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions allocated to the Participant's accounts for the applicable Limitation Year and each prior Limitation Year, and the denominator of which is the sum of the lesser of the following products for each Limitation Year in which the Participant was an Employee (regardless of whether a Defined Contribution Plan was in existence for such Limitation Year) (i) the Defined Contribution Dollar Limitation (determined for this purpose without regard to the provisions of Code section 415(c)(6)) effective for the Limitation Year multiplied by 125%, or (ii) 35% of the Participant's Includable Compensation for such Limitation Year.

            (l) "Defined Contribution Plan" means a Qualified Plan described in Code section 414(i).

            (m) "Family Member" means, with respect to an Employee, the Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

            (n) "Highly Compensated Employee" means any Employee who performs services for a Controlled Group Member during the determination year (as hereinafter defined) and who during the look-back year (as hereinafter defined):
(i) received Compensation from a Controlled Group Member in excess of $75,000 (as adjusted pursuant to Code section 415(d)); (ii) received Compensation from a Controlled Group Member in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group (as hereafter defined) for such year; or (iii) was an officer of a Controlled Group Member and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) (but limited to no more than 50 Employees or, if lesser, the greater of three Employees or 10% of the Employees). The term Highly Compensated Employee also includes: (i) an Employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Controlled Group during the determination year; and (ii) an Employee who is a 5-percent owner at any time during the look-back year or determination year. If no officer has satisfied the Compensation requirement of (ii) above during either a determination year or look-back year, the officer with the highest Compensation for such year will be treated as a Highly Compensated Employee. For purposes of this subsection, the determination year is the Plan Year, and the look-back year is the twelve-month period immediately preceding the determination year. A Highly Compensated Employee also includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for a Controlled Group Member during the determination year, and was a Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The term "top-paid group" means that group of Employees consisting of the top 20% of such Employees ranked on the basis of Compensation received during the Plan Year. For purposes of this subsection, Compensation will include Deferral Contributions under the Plan or any other 401(k) arrangement and any amounts that would have been received as cash but for an election to receive benefits under a Code section 125 cafeteria plan. All determinations under this definition will be made in accordance with Code section 414(q) and the Treasury Regulations thereunder.

                  For Plan Years beginning after December 31, 1996, the term "Highly Compensated Employee" means an Employee who during the current or preceding Plan Year was a 5-percent owner of a Controlled Group Member, or who for the preceding Plan Year had Compensation in excess of $80,000 (as adjusted pursuant to Code Section 415(d)).

            (o) "Includable Compensation" means an Employee's wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to a Participant by the Participating Employers. In addition, effective for Plan Years beginning after December 31, 1997, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125. Effective for Plan Years beginning after December 31, 2000, Compensation includes any elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

                  The annual Includable Compensation of an Employee taken into account for any purpose for any Plan Year will not exceed $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, and ending before January 1, 2002, as adjusted in regulations prescribed by the Secretary of the Treasury. The annual Includable Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year beginning after December 31, 2001, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17). For Plan Years beginning before January 1, 1997, for purposes of applying the foregoing limitations, if an Employee is a Highly Compensated Employee who is either (i) a 5% owner, determined in accordance with Code section 414(q) and the Treasury Regulations thereunder or (ii) one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. For purposes of this
Section 10.2(o), the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question.

            (p) "Limitation Year" means the 12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the Plan Year.

            (q) "Matching Contribution" means the Participating Employer matching contribution made to the Plan on behalf of a Participant pursuant to
Article 3.

            (r) "Maximum Annual Addition" means with respect to a Participant for any Limitation Year an amount equal to the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 100% of the Participant's Includable Compensation.

            (s) "Nonhighly Compensated Employee" means an Employee who is neither a Highly Compensated Employee nor, for Plan Years beginning before January 1, 1997, a Family Member of a Highly Compensated Employee.

            (t) "Projected Annual Benefit" means the annual benefit (as defined in Code section 415(b)(2)) to which a Participant would be entitled under the terms of a Defined Benefit Plan maintained by a Controlled Group Member, assuming that the Participant will continue employment until his normal retirement age under the Defined Benefit Plan (or current age, if later) and that the Participant's Includable Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Defined Benefit Plan will remain constant for all future Limitation Years.

            (u) "Welfare Benefit Fund" means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

      10.3 General Allocation Limitation. The Annual Addition of a Participant for any Limitation Year will not exceed the Maximum Annual Addition. If, except for the application of this section, the Annual Addition of a Participant for any Limitation Year would exceed the Maximum Annual Addition, the excess Annual Addition attributable to this Plan will not be allocated to the Participant's Account for the Plan Year included in such Limitation Year, but will be subject to the provisions of Section 10.4. The limitations contained in this Article will apply on an aggregate basis to all Defined Contribution Plans and all Defined Benefit Plans (whether or not any of such plans have terminated) established by the Controlled Group Members.

      10.4  Excess Allocations.

            (a) Participants Covered by One Defined Contribution Plan. If the Participant is not covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year and the amount allocated or otherwise allocable to his Account would exceed the Maximum Annual Addition, the Participant's Deferral Contributions will be returned to the Participant (together with earnings, if any, attributable to the returned Deferral Contributions) to the extent necessary to reduce the excess Annual Addition. If an excess Annual Addition remains after the return of such Deferral Contributions plus earnings, the Participating Employer contributions and forfeitures which would continue to cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be successively allocated in the manner described in Section 4.2 among the Accounts of eligible Participants whose Annual Additions do not exceed the Maximum Annual Addition. If, after such allocations have been made, there remain Participating Employer contributions or forfeitures which cannot be allocated without causing the Annual Addition of a Participant to exceed the Maximum Annual Addition, the forfeitures which cause the Annual Addition to exceed the Maximum Annual Addition and the Participating Employer contributions which result from a reasonable error in estimating the Participant's Includable Compensation or from any other limited facts and circumstances which the Commissioner of Internal Revenue finds justifiable under section 1.415-6(b)(6) of the Treasury Regulations and which cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be held in a suspense account in the Trust Fund to be carried forward and used in subsequent Limitation Years to reduce Participating Employer contributions to the Plan. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated before any contributions which would constitute Annual Additions will be made to the Plan for that Limitation Year. Such suspense account will not participate in the allocation of the net income or net loss of the Trust Fund.

            (b) Participants Covered by Two or More Defined Contribution Plans. If, in addition to this Plan, the Participant is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year, the following provisions will apply. The Annual Addition which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition reduced by the Annual Addition credited to a Participant's accounts under the other Defined Contribution Plans and Welfare Benefit Funds for the same Limitation Year. If the Annual Addition with respect to the Participant under the other Defined Contribution Plans and Welfare Benefit Funds maintained by a Controlled Group Member is less than the Maximum Annual Addition and the Participating Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed the Maximum Annual Addition, the amount to be contributed or allocated to the Participant's Account under this Plan will be reduced so that the Annual Addition under all such Defined Contribution Plans and Welfare Benefit Funds for the Limitation Year will equal the Maximum Annual Addition. If the aggregate Annual Addition with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds is equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year. An excess Annual Addition will be reduced in the manner described in subsection (c).

            (c) Reduction of Excess Allocations. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Addition for the Limitation Year will be determined on the basis of the Participant's Includable Compensation for the Limitation Year. If a Participant's Annual Addition under this Plan and the other Defined Contribution Plans and Welfare Benefit Funds maintained by Controlled Group Members would result in the Annual Addition exceeding the Maximum Annual Addition for the Limitation Year, the excess amount will be deemed to consist of the Annual Addition last allocated. In making this determination, the Annual Addition attributable to a Welfare Benefit Fund will be deemed to have been allocated first regardless of the actual date of allocation. If an excess amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (i) the total excess amount allocated as of such date and (ii) the ratio of the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to the total Annual Addition allocated to the Participant for the Limitation Year as of such date under this and all the other Defined Contribution Plans. Any excess amount attributed to this Plan will be disposed of in the manner described in subsection (a).

      10.5 Aggregate Benefit Limitation. The provisions of this Section will apply only to Participants whose benefits begin to be distributed prior to January 1, 2000. If a Controlled Group Member maintains, or at any time maintained, one or more Defined Benefit Plans covering any Participant in this Plan, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Limitation Year will equal no more than one (1.0). The provisions of the Defined Benefit Plans will govern the order of reduction of Annual Additions or benefit accruals necessary to meet this limitation. If the provisions of the Defined Benefit Plans are silent, the current Annual Addition under this Plan will be reduced first, and then the rate of accrual under the Defined Benefit Plans will be reduced, if necessary to meet this limitation. If the Defined Contribution Plans taken into account in determining the Participant's Annual Addition under this Article satisfied the requirements of Code section 415 as in effect for all Limitation Years beginning before January 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0. For purposes of this Section, a Participant's voluntary nondeductible contributions to a Defined Benefit Plan will be treated as being part of a separate Defined Contribution Plan.

      10.6  Limitation on Deferral Contributions.

            (a) Average Deferral Percentage Test. Notwithstanding any other provision of the Plan, the Average Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of (A) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees multiplied by 2.0. For Plan Years beginning on or after January 1, 1997, this provision will constitute an election to use the "current year" Average Deferral Percentage testing method.

                  For Plan Years beginning before January 1, 1997, and notwithstanding any other provision of the Plan, the Average Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of
(A) the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees multiplied by 2.0.

            (b) Suspension of Deferral Contributions. If at any time during a Plan Year the Committee determines, on the basis of estimates made from information then available, that the limitation described in subsection (a) above will not be met for the Plan Year, the Committee in its discretion may reduce or suspend the Deferral Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of excess Deferral Contributions that would otherwise be distributed pursuant to subsection (c) below.

            (c) Reduction of Excess Deferral Contributions. If, for any Plan Year beginning on or after January 1, 1997, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 10.6(a) above, the excess contributions will be distributed to the Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each such Highly Compensated Employee. For purposes of this subsection, excess contributions means, for a Plan Year, the excess of (i) the aggregate amount of Deferral Contributions paid to the Trust on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of Deferral Contributions permitted for such Plan Year under
Section 10.6(a) (determined by reducing Deferral Contributions made on behalf of Highly Compensated Employees in order of the Deferral Percentages beginning with the highest of such percentages). Such excess contributions will be distributed on the basis of the dollar amount of Deferral Contributions for each such Participant (as hereinafter provided) until the aggregate amount of excess contributions has been distributed. The Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Deferral Contributions will be reduced first by the amount required to cause that Participant's Deferral Contributions to equal the dollar amount of the Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount, and this process will be repeated until the total amount of excess Deferral Contributions has been distributed. Upon distribution of the total excess Deferral Contributions in this manner, the Plan will be treated as satisfying the limitations of subsection (a) above. Matching Contributions made with respect to a Participant's excess Deferral Contributions will be forfeited and applied as provided in Section 5.4.

                  If, for any Plan Year beginning before January 1, 1997, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection (a) above, the Deferral Percentage for such Participants will be reduced by distributing the excess Deferral Contributions to such Participants. Distribution of excess Deferral Contributions will be made on the basis of the Deferral Contributions made by or on behalf of Participants who are Highly Compensated Employees, beginning first with such Participants whose Deferral Percentage is the highest, until the limitation in Section 10.6(a) is satisfied. The highest Deferral Percentage will be reduced until the limitation in Section 10.6(a) is satisfied or the percentage equals the next highest percentage, and the process will be repeated until such limitation is satisfied.

                  All distributions under this subsection will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The amount of excess Deferral Contributions distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any Deferral Contributions previously distributed to the Participant for the same Plan Year pursuant to Section 3.1(c).

            (d) Determination of Earnings and Losses. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's Deferral Contributions that are distributed pursuant to subsection (c) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's Deferral Contribution Account by a fraction, the numerator of which is the amount of Deferral Contributions to be distributed to the Participant and the denominator of which is the balance of the Participant's Deferral Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund allocable to the Participant's Deferral Contributions that are distributed pursuant to subsection
(c) for the period between the end of the Plan Year and the date of such distribution will be determined in accordance with regulations prescribed by the Secretary of the Treasury interpreting Code section 401(k).

            (e) Discriminatory Matching Contributions. If the allocation of Matching Contributions to a Participant's Matching Contribution Account results in a discriminatory matching contribution (as determined under Code sections 401(a)(4) or 401(m) and the regulations thereunder) for such Participant because the Matching Contribution relates to a Deferral Contribution that exceeds the limitations described in Section 3.1(c) or this Section 10.6, or because of any other reason, and such discriminatory matching contribution cannot be distributed as an excess Matching Contribution pursuant to Section 10.7, such discriminatory matching contribution, or the portion thereof that results in prohibited discrimination, will be forfeited notwithstanding any other provision of the Plan to the contrary.

      10.7  Limitation on Matching Contributions.

            (a) Average Contribution Percentage Test. Notwithstanding any other provision of the Plan, the Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of (A) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 2.0. For Plan Years beginning on or after January 1, 1997, this provision will constitute an election to use the "current year" Average Contribution Percentage testing method.

                  For Plan Years beginning before January 1, 1997, and notwithstanding any other provision of the Plan, the Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of (A) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 2.0.

            (b) Suspension of Matching Contributions. If at any time during a Plan Year the Committee determines, on the basis of estimates made from information then available, that the limitation described in subsection (a) above will not be met for the Plan Year, the Committee in its discretion may reduce or suspend the Matching Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of Excess Matching Contributions that would otherwise be forfeited or distributed pursuant to subsection (c) below.

            (c) Reduction of Excess Matching Contributions. If, for any Plan Year beginning on or after January 1, 1997, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 10.7(a) above, the dollar amount of excess Matching Contributions will be forfeited (if forfeitable) or distributed (if not forfeitable) to the Highly Compensated Employees on the basis of the respective portions of the excess Matching Contributions attributable to each such Highly Compensated Employee until the aggregate amount of excess Matching Contributions has been forfeited or distributed. For purposes of this subsection, excess Matching Contributions means, for a Plan Year, the excess of (i) the aggregate amount of Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of such contributions permitted for such Plan Year under Section 10.7(a) (determined by reducing Matching Contributions made on behalf of Highly Compensated Employees in order of the Contribution Percentages beginning with the highest of such percentages). Such excess Matching Contributions will be forfeited or distributed on the basis of the dollar amount of Matching Contributions for each such Participant (as hereinafter provided) until the aggregate amount of excess Matching Contributions has been forfeited or distributed. The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions will be reduced first by the amount required to cause that Participant's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount, and this process will be repeated until the total amount of excess Matching Contributions has been forfeited or distributed. Upon forfeiture or distribution of the total excess Matching Contributions in this manner, the Plan will be treated as satisfying the limitations of subsection (a) above.

                  If, for any Plan Year beginning before January 1, 1997, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection (a) above, the Contribution Percentage for such Participants will be reduced by distributing the excess Matching Contributions to such Participants. Distribution of excess Matching Contributions will be made on the basis of the Matching Contributions made by or on behalf of Participants who are Highly Compensated Employees, beginning first with such Participants whose Contribution Percentage is the highest, until the limitation in Section 10.7(a) is satisfied. The highest Contribution Percentage will be reduced until the limitation in Section 10.7(a) is satisfied or the percentage equals the next highest percentage, and the process will be repeated until such limitation is satisfied.

                  All distributions under this subsection will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.

            (d) Determination of Earnings and Losses. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's Matching Contributions that are forfeited pursuant to Section 10.6 or distributed pursuant to subsection (c) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's Matching Contribution Account by a fraction, the numerator of which is the amount of Matching Contributions to be distributed or forfeited and the denominator of which is the balance of the Participant's Matching Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund allocable to a Participant's Matching Contributions that are forfeited pursuant to Section 10.6 or distributed pursuant to subsection (c) above for the period between the end of the Plan Year and the date of such distribution or forfeiture will be determined in accordance with regulations prescribed by the Secretary of the Treasury interpreting Code sections 401(k) and 401(m).

      10.8  Aggregation and Disaggregation Rules.

            (a) Code Section 415. For purposes of the allocation limitations under Code section 415 set forth in this Article, (i) all Defined Benefit Plans ever maintained by a Controlled Group Member will be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by a Controlled Group Member will be treated as one Defined Contribution Plan, and (ii) Controlled Group Members will be determined in accordance with the 50% control rule of Code section 415(h).

            (b) Code Section 401(k). For purposes of the limitation on Deferral Contributions set forth in this Article, the Average Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have deferral contributions allocated to his account under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or any Controlled Group Member will be determined as if all such deferral contributions were made under a single arrangement (unless such plans or arrangements may not be permissively aggregated under applicable regulations). Plans that are aggregated for purposes of satisfying the minimum coverage rules of Code section 410(b) (other than for purposes of the average benefits percentage test) will be treated as a single plan for such purposes. For purposes of the limitation on Deferral Contributions set forth in this Article, the aggregation and disaggregation of plans will be determined under the rules of Code section 401(k) and the regulations thereunder.

            (c) Code Section 401(m). The Contribution Percentage of a Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to make voluntary Employee contributions or receive deferral contributions or matching employer contributions allocated to his account under two or more Defined Contribution Plans maintained by the Company or a Controlled Group Member will be determined as if all such contributions were made to a single plan (unless such plans may not be permissively aggregated under applicable regulations). Plans that are aggregated for purposes of satisfying the minimum coverage rules of Code section 410(b) (other than for purposes of the average benefits percentage test) will be treated as a single plan for such purposes. For purposes of the limitation on Matching Contributions set forth in this Article, the aggregation and disaggregation of plans will be determined under the rules of Code section 401(m) and the regulations thereunder.

            (d) Family Members. For Plan Years beginning before January 1, 1997, for purposes of determining the Contribution Percentage or the Deferral Percentage of a Participant who is both a Highly Compensated Employee and either
(i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder, the Matching Contributions, Deferral Contributions, and Compensation of such Participant will include the Matching Contributions, Deferral Contributions and Compensation of Family Members, and Family Members will be disregarded in determining the Contribution Percentage or the Deferral Percentage of Participants who are not such Highly Compensated Employees.

                                   ARTICLE 11

                        RESTRICTIONS ON DISTRIBUTIONS TO
                         PARTICIPANTS AND BENEFICIARIES

      11.1 Priority over Other Distribution Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 6 or
Article 7.

      11.2  General Restrictions.

            (a) Distributions Prior to a Severance From Employment. Except for distributions permitted under Article 6 with respect to Participants who attain age 59 1/2 or suffer a hardship, a Participant's interest in the Plan will not be distributed before the Participant's severance from employment with all Controlled Group Members, disability or death, unless the Plan is terminated without the establishment or maintenance by the Participating Employers of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)).

            (b) Lump Sum Distribution Required. An event described in subparagraph (a) that would otherwise permit distribution of a Participant's interest in the Plan will not be treated as described in subparagraph (a) unless the Participant receives a lump sum distribution by reason of the event. A lump sum distribution for this purpose will be a distribution described in Code section 402(e)(4)(D) (without regard to clauses (I), (II), (III), and (IV) of clause (i) thereof).

      11.3 Restrictions on Commencement of Distributions. The provisions of this Section will apply to restrict the Committee's ability to delay the commencement of distributions. Unless a Participant elects otherwise in writing, distribution of the Participant's vested interest in his account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

      11.4 Restrictions on Delay of Distributions. This Section will apply to distributions on or after January 1, 1998. Distribution of a Participant's entire vested and nonforfeitable interest will be made not later than April 1 following the calendar year (i) in which he attains age 70 1/2, or (ii) in which his employment with the Controlled Group terminates, if later, except that a distribution to a Participant who is a 5-percent owner (as such term is defined in Code section 416(i)(1)(B)(i)) with respect to the Plan Year in which he attains age 70 1/2 will be made pursuant to clause (i).

      11.5 Limitation to Assure Benefits Payable to Beneficiaries are Incidental. In the event that any payments under the Plan are to be made to someone other than the Participant or jointly to the Participant and his spouse or other payee, such payments must conform to the "incidental benefit" rules of Code section 401(a)(9)(G) and the Treasury Regulations thereunder.

      11.6 Restrictions in the Event of Death. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary's ability to delay distributions. If the Participant dies after distribution of his benefit has begun, the remaining portion of his benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death; but if he dies before distribution of his benefit commences, his entire benefit will be distributed in a single lump sum payment no later than December 31 of the fifth calendar year following the date of the Participant's death. If the designated Beneficiary is the Participant's surviving spouse, the date that distribution is required will not be earlier than December 31 of the calendar year in which the Participant would have attained age 70 1/2, and, if the spouse dies before payment is made, distribution will be made to the spouse's Beneficiary in accordance with the preceding sentence with the required distribution date measured from the date of the spouse's death. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

      11.7 Compliance with Regulations. Distributions under the Plan to Participants or Beneficiaries will be made in accordance with Treasury Regulations issued under Code section 401(a)(9).

      11.8 Delayed Payments. If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

                                   ARTICLE 12

                              TOP-HEAVY PROVISIONS

      12.1 Priority over Other Plan Provisions. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan. However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.

      12.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

            (a) "Defined Benefit Dollar Limitation" means the limitation described in Section 10.2(g).

            (b)   "Defined Benefit Plan" means the Qualified Plan described in
Section 10.2(i).

            (c) "Defined Contribution Dollar Limitation" means the limitation described in Section 10.2(j).

            (d) "Defined Contribution Plan" means the Qualified Plan described in Section 10.2(l).

            (e) "Determination Date" means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

            (f) "Determination Period" means the Plan Year containing the Determination Date and the four preceding Plan Years.

            (g)   "Includable Compensation" means the compensation described in
Section 10.2(o).

            (h) "Key Employee" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includable Compensation (modified as described below) exceeds 50% of the Defined Benefit Dollar Limitation, (ii) an owner (or considered an owner under Code section 318) of one of the ten largest interests in a Controlled Group Member, if such individual's Includable Compensation exceeds the Defined Contribution Dollar Limitation, (iii) a 5% owner of a Controlled Group Member, or (iv) a 1% owner of a Controlled Group Member who has annual Includable Compensation of more than $150,000. For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 2001, "Key Employee" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Controlled Group Member having Includable Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of a Controlled Group Member, or a 1-percent owner of a Controlled Group Member having Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i). For purposes of this subsection, Includable Compensation will include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125.

            (i) "Minimum Allocation" means the allocation described in the first sentence of Section 12.3(a).

            (j) "Permissive Aggregation Group" means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).

            (k) "Present Value" means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

            (l) "Required Aggregation Group" means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.

            (m) "Top-Heavy Plan" means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

            (n) "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416)) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 2001, "one-year period" will be substituted for "five-year period" in the preceding sentence, except with respect to distributions made for a reason other than separation from service, death or disability. The preceding will also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account for purposes of this subsection. For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 2001, the account balances and accrued benefits of any individual who has not performed services for a Controlled Group Member during the one-year period ending on the Determination Date will not be taken into account.

            (o)   "Top-Heavy Valuation Date" means the last day of each Plan
Year.

      12.3  Minimum Allocation.

            (a) Calculation of Minimum Allocation. For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Employer contributions and forfeitures of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of Participating Employer contributions (including Deferral Contributions) and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. Deferral Contributions made on behalf of Participants who are not Key Employees will not be treated as Participating Employer contributions for purposes of the Minimum Allocation. Matching Contributions will be treated as Participant Employer contributions for such Plan Year for purposes of the Minimum Allocation. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee's Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

            (b) Limitation on Minimum Allocation. No Minimum Allocation will be provided pursuant to subsection (a) to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.

            (c) Minimum Allocation When Participant is Covered by Another Qualified Plan. If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of subsection (a) will not apply to any Participant covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan, then the provisions of subsection (a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of subsection
(a) with the substitution of "5%" in each place that "3%" occurs therein.

            (d) Nonforfeitability. The Participant's Minimum Allocation, to the extent required to be nonforfeitable under Code section 416(b) and the special vesting schedule provided in this Article, may not be forfeited under Code section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

      12.4  Modification of Aggregate Benefit Limit.

            (a) Modification. Subject to the provisions of subsection (b), in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Article 10 will be modified by substituting "100%" for "125%" in Sections 10.2(h) and 10.2(k).

            (b) Exception. The modification of the aggregate benefit limit described in subsection (a) will not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group, and the Minimum Allocation requirements of Section 12.3(a) are met when such requirements are applied with the substitution of "4%" for "3%"; (ii) the Minimum Allocation requirements of Section 12.3(c) are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or (iii) Employees who are not Key Employees have an accrued benefit of not less than 3% of their average Includable Compensation for the five consecutive Plan Years in which they had the highest Includable Compensation multiplied by their Years of Service in which the Plan is a Top-Heavy Plan (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant's normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

      12.5  Minimum Vesting.

            (a) Required Vesting. For any Plan Year in which this Plan is a Top-Heavy Plan, the minimum vesting schedule set forth in subsection (b) will automatically apply to the Plan to the extent it provides a higher vested percentage than the regular vesting schedule set forth in Article 5. The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in subsection (b) to the regular schedule set forth in Article 5 will be treated as an amendment subject to
Section 14.1(a)(iii). However, this subsection does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Account balances will be determined without regard to this Section.

            (b)   Minimum Vesting Schedule.

                                                   Percentage Vested
Years of Service                                  and Nonforfeitable
----------------                                  ------------------
Less than 2                                                0
2 but less than 3                                         20
3 but less than 4                                         40
4 but less than 5                                         60
5 but less than 6                                         80
6 or more                                                100

                                   ARTICLE 13

                  ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS

      13.1 Adoption Procedure. Any Controlled Group Member may become a Participating Employer under the Plan provided that (i) the Board approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as a Participating Employer; (ii) the Controlled Group Member adopts the Plan and Trust Agreement together with all amendments then in effect by appropriate resolutions of the board of directors of the Controlled Group Member; and (iii) the Controlled Group Member by appropriate resolutions of its board of directors agrees to be bound by any other terms and conditions which may be required by the Board, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

      13.2 Effect of Adoption by Controlled Group Member. A Controlled Group Member that adopts the Plan pursuant to this Article will be deemed to be a Participating Employer for all purposes hereunder, unless otherwise specified in the resolutions of the Board designating the Controlled Group Member as a Participating Employer. In addition, the Board may provide, in its discretion and by appropriate resolutions, that the Employees of the Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees in their Account balances provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

                                   ARTICLE 14

                              AMENDMENT OF THE PLAN

      14.1  Right to Amend the Plan.

            (a) In General. The Company reserves to the Compensation Committee of the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent; (ii) no amendment will cause a reversion of Plan assets to the Participating Employers not otherwise permitted under the Plan; (iii) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service (including Years of Service disregarded pursuant to the reemployment provisions (if any) of Article 5) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and (iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.

            (b) Authority of the Board. The Company also reserves to the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, subject to the limitations on amendments set forth in subsection (a).

      14.2 Amendment Procedure. Any amendment to the Plan will be made only pursuant to action of the Board or of the Compensation Committee of the Board. A certified copy of the resolutions adopting any amendment and a copy of the executed amendment will be delivered to the Trustee, the Committee and the Company. Upon such action by the Board or the Compensation Committee of the Board, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such action, except as otherwise set forth in Section 14.1.

      14.3 Effect on Participating Employers. Unless an amendment expressly provides otherwise, all Participating Employers will be bound by any amendment to the Plan.

                                   ARTICLE 15

                      TERMINATION, PARTIAL TERMINATION AND
                    COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

      15.1 Continuance of Plan. The Participating Employers expect to continue the Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, to terminate the Plan or to completely discontinue contributions thereto at any time. In addition, subject to remaining provisions of this Article, any Participating Employer at any time may discontinue its participation in the Plan with respect to its Employees.

      15.2 Complete Vesting. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan by the Participating Employers, the amounts allocated or to be allocated to the Accounts of all affected Participants will become 100% vested and nonforfeitable without regard to their Years of Service. For purposes of this Section, a Participant who has terminated employment and is not again an Employee at the time the Plan is terminated or there is a complete discontinuance of Participating Employer contributions will not be an affected Participant entitled to full vesting if the Participant had no vested interest in his Account balance attributable to Participating Employer contributions at his termination of employment. In the event of a partial termination of the Plan, the amounts allocable to the Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination will become 100% vested and nonforfeitable without regard to their Years of Service.

      15.3 Disposition of the Trust Fund. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Committee will instruct the Trustee either (i) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or
(ii) to distribute the assets remaining in the Trust Fund, unless distribution is prohibited by Section 11.2. If the Trust Fund is to be distributed, the Committee will make, after deducting estimated expenses for termination of the Trust Fund and distribution of its assets, the allocations required under the Plan as though the date of completion of the Trust Fund termination were a Valuation Date. The Trustee will distribute to each Participant the amount credited to his Account as of the date of completion of the Trust Fund termination.

      15.4 Withdrawal by a Participating Employer. A Participating Employer may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board. If any Participating Employer withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the board of directors of the Participating Employer adopting such action, certified by the secretary of such board of directors and reflecting approval by the Board, will be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee will communicate such action to the Trustee and to the Employees of the Participating Employer.

                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1  Reversion Prohibited.

            (a)   General Rule. Except as provided in subsections (b), (c) and
(d), it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.

            (b) Disallowed Contributions. Each contribution of the Participating Employers under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404. If all or part of a Participating Employer's contribution is disallowed as a deduction under Code section 404, such disallowed amount (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Committee) within one year after the disallowance.

            (c) Mistaken Contributions. If a contribution is made by a Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Committee) within one year after the mistaken contribution was made.

      16.2  Bonding, Insurance and Indemnity.

            (a) Bonding. To the extent required under ERISA, the Participating Employers will obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

            (b) Insurance. The Participating Employers, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the board of directors of each Participating Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

            (c) Indemnity. If the Participating Employers do not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b), or if such insurance is provided but any of the parties referred to in subsection (b) incur any costs or expenses which are not covered under such policies, then the Participating Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

      16.3 Merger, Consolidation or Transfer of Assets. There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

      16.4 Spendthrift Clause. The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section will not apply to a "qualified domestic relations order." A "qualified domestic relations order" means a judgment, decree or order made pursuant to a state domestic relations law which satisfies the requirements of Code section 414(p). Payment to an alternate payee pursuant to a qualified domestic relations order will be made in an immediate lump sum payment, if the order so provides.

      16.5 Rights of Participants. Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

      16.6 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, electronic mail, the Internet, intranet systems and automated telephonic response systems.

      16.7 Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

      16.8 GOVERNING LAW. THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, INCLUDING WITHOUT LIMITATION, THE TEXAS STATUTE OF LIMITATIONS, BUT WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

      Executed at Dallas, Texas, this 12th day of July, 2004.

                                 BELO CORP.

                                 By /s/ Marian Spitzberg
                                    --------------------------------------------
                                    Marian Spitzberg,
                                    Senior Vice President/Human Resources

                                   APPENDIX A

                  PARTICIPATING EMPLOYERS AS OF AUGUST 1, 2004

                                  Al Dia, Inc.
                                   Belo Corp.
                    Belo Advertising Customer Services, Inc.
                            Belo Capital Bureau, Inc.
                             Belo Expositions, Inc.
                             Belo Interactive, Inc.
                               Belo Kentucky, Inc.
                         Belo Management Services, Inc.
                          The Dallas Morning News, L.P.
                            Denton Publishing Company
                           DFW Printing Company, Inc.
                                  KASW-TV, Inc.
                                  KENS-TV, Inc.
                                  KHOU-TV, L.P.
                            King Broadcasting Company
                              King News Corporation
                                  KMOV-TV, Inc.
                                  KMSB-TV, Inc.
                                  KONG-TV, Inc.
                              KSKN Television, Inc.
                                  KTTU-TV, Inc.
                                   KTVK, Inc.
                              KVUE Television, Inc.
                            Press Enterprise Company
                         The Providence Journal Company
                    Rhode Island Monthly Communications, Inc.
                             TDMN New Products, Inc.
                             Texas Cable News, Inc.
                                  WCNC-TV, Inc.
                                  WFAA-TV, L.P.
                              WVEC Television, Inc.
                                  WWL-TV, Inc.